                                                                     EXHIBIT 4.7

THIS AGREEMENT is made on the 14 day of January 2002

AMONGST:

(1) NAM TAI ELECTRONICS, INC, a company incorporated in the British Virgin Islands whose registered office is at 2nd Floor, 116 Main Street, Road Town, Tortola, British Virgin Islands and with Registration Number 3805 (the INVESTOR);

(2) J.I.C. TECHNOLOGY COMPANY LIMITED, a company incorporated in the Cayman Islands whose registered office is at Codan Trust Company (Cayman) Limited Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town, Grand Cayman, Cayman Islands (the COMPANY);

(3) ALBATRONICS (FAR EAST) COMPANY LIMITED (IN LIQUIDATION) (Company Number 181207) whose registered office is at 21st Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong Special Administrative Region (ALBATRONICS) acting by the Joint Liquidators (as defined below); and

(4) MESSRS. JOHN JAMES TOOHEY and DAVID CHUNG WAI NG, the Joint and Several Liquidators of Albatronics, of 21st Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong acting without personal liability (the JOINT LIQUIDATORS).

WHEREAS:

(A) Albatronics was incorporated in Hong Kong in 1987 and its shares have been listed on the Stock Exchange of Hong Kong Limited (the STOCK EXCHANGE) since 1994.

(B) The Joint Liquidators were appointed as joint and several liquidators to Albatronics by virtue of a Special Resolution passed at an Extraordinary General Meeting of the members of Albatronics duly convened and held on 20 August 1999 (the MEMBERS' MEETING) and confirmed at a meeting of the creditors of Albatronics held on the same date. At the members' meeting, a special resolution was passed to wind up Albatronics voluntarily pursuant to section 228(1) of the Companies Ordinance and the Joint Liquidators were appointed as the Joint and Several Liquidators of Albatronics.

(C) Based on the information disclosed in the latest audited accounts of Albatronics available to the Joint Liquidators, the authorised share capital of Albatronics as at the commencement of its winding up on 20 August 1999 was HK$100,000,000 divided into 1,000,000,000 ordinary shares of HK$0.10 each of which, based on the list of shareholders available from the register of members of Albatronics as at 20 August 1999, 400,002,000 had been issued and were fully paid or credited as fully paid.

(D) Trading in the securities of Albatronics on the Stock Exchange has been suspended since 2 July 1999. The Stock Exchange has commenced procedures to cancel the listing of the securities of Albatronics. Albatronics was put into the third stage of the delisting procedures provided for in Practice Note 17 to the Listing Rules (as defined below) by the Stock Exchange on 7 August 2000.

(E) The Preliminary Agreement was signed on 15 November 2001 in relation to a restructuring proposal for Albatronics submitted to the Joint Liquidators by Yu Ming Investment Management Limited with the support of the Investor.

(F) On 11 December 2001, a revised restructuring proposal was submitted to the Stock Exchange pursuant to which it was proposed, inter alia, that the Schemes (as defined below) be implemented, the listing of the Scheme Shares (as defined below) be withdrawn and the Shares (as defined below) be listed on the Stock Exchange by way of introduction.

(G) Following the submission of the revised restructuring proposal to the Stock Exchange on 11 December 2001, further amendments have been made this proposal and the Stock Exchange has extended the third stage of the delisting procedures to 31 May 2002 (subject to certain conditions).

(H) This Agreement sets out in detail the terms and conditions of the Proposals and conditions for the implementation of the Proposals through the Schemes. The parties to this Agreement acknowledge that, prior to the Schemes becoming effective, further agreements supplemental to this Agreement may be entered into among the parties to this Agreement (or some of them) for the purposes of implementing the Proposals.

NOW IT IS AGREED:

DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms shall have the following meanings:

ACQUISITION means the proposed reorganisation of the Group (as defined below) involving the acquisition of the entire issued share capital of JIC (as defined below) by the Company (as defined below) pursuant to the Acquisition Agreement prior to the proposed listing of the Shares on the Stock Exchange;

ACQUISITION AGREEMENT means an agreement for the acquisition of the entire issued share capital of JIC (as defined below) by the Company to be entered into between the Company and the Investor, a draft copy of which is attached in
Schedule 1 to this Agreement.

ADMITTED CREDITORS means the creditors of Albatronics to the extent their claims have been admitted to prove in the liquidation of Albatronics at any time prior to the Effective Date (as defined below);

ALBATRONICS GROUP means Albatronics and its subsidiaries from time to time;



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

BUSINESS DAY means a day upon which banks are open for business in Hong Kong (other than Saturday);

CODE means the Hong Kong Code on Takeovers and Mergers issued by the SFC;

COI means the Committee of Inspection of Albatronics appointed on 20 August 1999 pursuant to section 206 of the Companies Ordinance, details of the composition of which are set out in Schedule 7 to this Agreement;

COMPANIES ORDINANCE means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

COMPLETION means completion of the Proposals contemplated in this Agreement and set out in Clause 4;

CONDITIONS PRECEDENT means the conditions precedent set out in Clause 3.1;

COURT means the High Court of Hong Kong;

COURT ORDER means the Orders of the Court sanctioning each of the Schemes (as defined below) pursuant to section 166 of the Companies Ordinance.

CREDITORS' SCHEME means a scheme of arrangement to be proposed between Albatronics and the Admitted Creditors pursuant to section 166 of the Companies Ordinance and as described in Clause 2.2 and on substantially the terms set out in Schedule 3;

DEPOSIT means the Deposit as defined in the Preliminary Agreement (as defined below).

EFFECTIVE DATE means the first date on which the both Schemes, if approved, become effective pursuant to section 166 of the Companies Ordinance;

GROUP means the Company and its subsidiaries, upon completion of this Agreement;

HK$ means Hong Kong dollars, the lawful currency for the time being of Hong
Kong;

HONG KONG means the Hong Kong Special Administrative Region of the People's Republic of China;

INITIAL CONVERSION RATIO means the conversion of the Preference Shares (as defined below) at the rate of 1 Share (as defined below) for every 1.03 Preference Shares.

JIC means JIC Group (BVI) Limited, a company incorporated in the British Virgin Islands, with Registration Number 409529, and having its registered office at the offices of Caribbean Corporate Services Limited, 3rd Floor, Omar Hodge Building, Wickhams Cay I, PO Box 362, Road Town, Tortola, the British Virgin Islands.

LISTING RULES means the Rules Governing the Listing of Securities on the Stock Exchange;



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

MAIN BOARD means the stock market operated by the Stock Exchange prior to the establishment of the Growth Enterprise Market (excluding the options market) and which stock market continues to be operated by the Stock Exchange in parallel with the Growth Enterprise Market;

NOTICES OF COURT MEETINGS means both the Notice of Shareholders' Court Meeting (as defined below) and the Notice of Admitted Creditors' Court Meeting (as defined below).

PREFERENCE SHARES means non-voting convertible preference shares of nominal value of HK$0.01 each in the capital of the Company, and enjoying substantially the rights and benefits as set out in Schedule 4;

PRELIMINARY AGREEMENT means the agreement dated 15 November 2001 entered into between (1) the Investor, (2) Yu Ming (as defined below) and (3) the Joint Liquidators.

PROPOSALS means the proposals by the Company to effect, pursuant to the Schemes (as defined below) a listing of the Shares (as defined below) of the Company on the Main Board, the terms of which are set out in Clause 2;

RECORD DATE means the date for determining the entitlement of the holders of Scheme Shares (as defined below) to Shares (as defined below) under the Shareholders' Scheme (as defined below), being the business day immediately preceding the date on which the Notice of Shareholders' Court Meeting (as defined below) is dispatched;

REGISTER means the register of members of Albatronics;

RESTRUCTURING DOCUMENTS means this Agreement, the Acquisition Agreement and any other ancillary agreements and documents entered into or executed prior to Completion for the purposes of implementing all or any part of the Proposals;

SCHEME DOCUMENTS means the documents setting out, inter alia, details of the Schemes and the Proposals and including, without limitation:

(a) a notice of the meeting of the Shareholders convened at the direction of the Court (the NOTICE OF SHAREHOLDERS' COURT MEETING) in relation to the approval of the Shareholders' Scheme (as defined below) on substantially the terms as set out in Schedule 5;

(b) a notice of the meeting of the Admitted Creditors convened at the direction of the Court (the NOTICE OF ADMITTED CREDITORS' COURT MEETING) in relation to the approval of the Creditors' Scheme on substantially the terms as set out in Schedule 6;

(c) the Shareholders' Scheme (as defined below) on substantially the terms as set out in Schedule 2;

(d)     the Creditors' Scheme on substantially the terms as set out in Schedule
        3;



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

SCHEME SHARES means all the shares in Albatronics in issue on the Record Date;

SCHEMES means the Shareholders' Scheme and the Creditors' Scheme;

SFC means the Securities and Futures Commission of Hong Kong;

SHAREHOLDERS means holders of the Scheme Shares;

SHAREHOLDERS' SCHEME means the scheme of arrangement to be proposed between Albatronics and the Shareholders pursuant to Section 166 of the Companies Ordinance and as described in Clause 2.1 and on substantially the terms set out in Schedule 2;

SHARES means the ordinary shares in the capital of the Company;

SHARE OPTION SCHEME means a share option scheme to be adopted by the Company complying with Chapter 17 of the Listing Rules.

YU MING means Yu Ming Investment Management Limited, a company incorporated in Hong Kong and having its registered office at Suite 51, 5th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong.

1.2     In this Agreement:

(a)     the Recitals form an integral part of this Agreement;

(b) the headings are for convenience only and shall not affect its interpretation;

(c) expressions defined in the Companies Ordinance as amended from time to time shall have the same meanings in this Agreement, unless the context requires otherwise or they are otherwise defined in this Agreement;

(d) a reference to a provision of law includes a reference to any provision which from time to time amends, extends, consolidates or replaces that provision and any subordinate legislation made under any such provision;

(e) words denoting the singular number shall include the plural, the masculine gender shall include the feminine gender and neuter, and vice versa;

(f) a Clause or a Schedule is a reference to a clause or a schedule to this Agreement;

(g) references to a person include an individual, a body corporate, a partnership, any other unincorporated body or association or persons and any state or state agency.

(h) the expressions Albatronics, Joint Liquidators, the Investor and the Company shall, where the context permits, include their respective successors and personal representatives; and

(i) a time of day is a reference to the time in Hong Kong, unless expressly intended otherwise.

THE PROPOSALS

SHAREHOLDERS' SCHEME

2.1 The Shareholders' Scheme shall be implemented on the basis of the Scheme Documents, to achieve the following:

(a) all the Scheme Shares in issue on the Record Date shall be transferred pursuant to the Shareholders' Scheme to the Company free from all liens, charges and encumbrances and together with all rights attaching thereto as at the Effective Date;

(b) as consideration for, inter alia, the acquisition by the Company of the Scheme Shares pursuant to the Shareholders' Scheme, the Company shall allot and issue (credited as fully paid) to the holders of Scheme Shares whose names appear on the Register at the close of business on the Record Date, subject to the provisions in clauses 9 and 10, 1 Share for every 90 Scheme Shares held by them amounting to a total of 4,444,465 Shares, representing approximately 2.4% of the issued ordinary share capital of the Company as enlarged by implementation of the Proposals following Completion and approximately 0.6% of the issued share capital of the Company as enlarged by implementation of the Proposals and assuming conversion in full of the Preference Shares into Shares at the Initial Conversion Ratio;

(c) upon due completion of the steps in paragraphs (a) and (b) above, all the Scheme Shares received by the Company shall be transferred to the Joint Liquidators or their nominee for a nominal consideration of HK$1.00; and

(d) all Shares to be issued to the holders of the Scheme Shares upon implementation of the Shareholders' Scheme shall be allotted and issued free from all claims, charges, liens, encumbrances and equities and the Shares shall rank pari passu in all respects with the Shares then in issue, including for all dividends and other distributions (if any) declared, paid or made after the date of such issue of such Shares.

CREDITORS' SCHEME

2.2 The Creditors' Scheme shall be implemented on the basis of the Scheme Documents to achieve the following:

(a) as part of the consideration for the approval by the Admitted Creditors of the Creditors' Scheme, the Company will issue to the Admitted Creditors and/or their nominees(s) (in proportion to their admitted claims in the liquidation as the Joint Liquidators may direct) 44,000,000 Shares, credited as fully paid, amounting to approximately 24.1% of the issued ordinary share capital of the Company as enlarged by implementation of the Proposals at Completion and approximately 5.8% of the issued ordinary share capital of the Company as enlarged by the implementation of the Proposals at Completion and assuming conversion in full of the Preference Shares into Shares at the Initial Conversion Ratio, subject to the provisions in Clauses 9 and 10;

(b) as further consideration for the approval by the Admitted Creditors of the Creditors' Scheme, the Company will, on behalf of the Admitted Creditors, issue to the Investor or its nominee(s), 4,100,000 Shares, credited as fully paid, amounting to approximately 2.2% of the issued ordinary share capital of the Company as enlarged by implementation of the Proposals at Completion and approximately 0.5% of the issued ordinary share capital of the Company as enlarged by the implementation of the Proposals at Completion and assuming conversion in full of the Preference Shares into Shares at the Initial Conversion Ratio, subject to the provisions in Clauses 9 and 10, such Shares being issued in full and final settlement of the Deposit and a sum of HK$100,000 which on or prior to Completion will have been paid by the Investor to the Joint Liquidators pursuant to the Preliminary Agreement; and

(c) all Shares to be issued under this Clause 2.2 upon implementation of the Creditors' Scheme shall be allotted and issued free from all claims, charges, liens, encumbrances and equities and shall rank pari passu in all respects with the Shares then in issue, including the full for all dividends and other distributions (if any) declared, paid or made after the date of issue of such Shares.

ACQUISITION

2.3 In consideration for the acquisition by the Company of the entire issued share capital of JIC pursuant to the Acquisition Agreement, the Company shall allot and issue, credited as fully paid:

(a) 122,190,000 Shares to the Investor or its nominee (or at its direction), representing approximately 66.9% of the issued ordinary share capital of the Company as enlarged by implementation of the Proposals at Completion and approximately 16.0% of the issued ordinary share capital of the Company as enlarged by the implementation of the Proposals at Completion and assuming conversion in full of the Preference Shares into Shares at the Initial Conversion Ratio;

(b) At the request of the Investor, 7,810,000 Shares to Yu Ming or its nominee, representing approximately 4.3% of the issued ordinary share capital of the Company as enlarged by implementation of the Proposals at Completion and approximately 1.0% of the issued ordinary share capital of the Company as enlarged by the implementation of the Proposals at completion and assuming conversion in full of the Preference Shares into Shares at the Initial Conversion Ratio, such Shares being issued as reimbursement of the provision of professional advisory services to the Investor in relation to the restructuring of Albatronics; and

(c) 598,420,000 Preference Shares to the Investor or its nominee (or at its direction).

2.4 All Shares and Preference Shares to be issued pursuant to the Acquisition Agreement shall be allotted and issued free from all claims, charges, liens, encumbrances and equities and such Shares shall rank pari passu with the Shares then in issue including for all dividends and other distributions declared, paid or made after the date of such issue of Shares.

CONDITIONS PRECEDENT

3.1 The Proposals are conditional upon satisfaction of the following Conditions
Precedent:

(a) the Acquisition Agreement becoming unconditional and being completed in accordance with its terms;

(b) the Shareholders' Scheme having come into effect in accordance with its terms and conditions, subject to any modification to such terms and conditions imposed by the High Court of Hong Kong, in which case further subject to agreement by the Investor and the Company as to the terms and conditions of such modifications to the terms and conditions with the consent of the High Court of Hong Kong, an office copy of the Court order sanctioning the Shareholders' Scheme being delivered to the Registrar of Companies in Hong Kong for registration in accordance with section 166 of the Companies Ordinance;

(c) the Creditors' Scheme coming into effect in accordance with its terms and conditions, subject to any modifications to such terms and conditions imposed by the Court, in which case further subject to agreement by the Investor and the Company as to the terms and conditions of such modifications, and with the consent of the Court, an office copy of the of the Court Order sanctioning the Creditors' Scheme being delivered to the Registrar of Companies in Hong Kong for registration in accordance with section 166 of the Companies Ordinance.

(d) the passing by the eligible Shareholders of resolutions at an extraordinary general meeting approving, inter alia, this Agreement and the transactions contemplated herein, any other resolutions as may be required under the Listing Rules or by the Stock Exchange and, if considered fit, for the purposes of making any amendments to the memorandum and articles of association of Albatronics, as may be necessary for the implementation of the Proposal or for the purpose of assisting the transfer of the Scheme Shares to the Company under the Shareholders' Scheme;

(e) the Listing Committee of the Stock Exchange granting the listing of and permission to deal in the Shares in issue and to be issued pursuant to the Schemes, the Acquisition Agreement, upon the conversion of the Preference Shares and on the exercise of the option granted under the Share Option Scheme;

(f) confirmation by the SFC in terms satisfactory to the Investor that the implementation of the Proposals will not give rise to any obligation on the part of the Company and/or its shareholders (whether direct or indirect) to make a general offer to acquire all the Scheme Shares and/or the Shares under the Code;

(g) the directors of the Investor and/or the Company undertaking to the Stock Exchange in terms reasonably satisfactory to them to take appropriate steps to ensure that a sufficient public float will exist for the Shares as required under the Listing Rules following Completion, and/or the provision by the relevant person(s) of any other undertakings(s) as the Stock Exchange may require for such purposes;

(h) all consents and approvals from all other governmental and regulatory authorities necessary for the implementation of the Proposals having been obtained; and

(i) the audited consolidated net tangible assets of JIC as at 31 December 2001 as shown in the document to be issued pursuant to the Listing Rules to Shareholders and Admitted Creditors seeking approval of the Schemes not being less than HK$95,000,000.

3.2 The Conditions Precedent referred to in Clause 3.1 (other than (f) and (i)) may be waived or varied, wholly or in part, at any time prior to their satisfaction, by unanimous written agreement between all parties.

3.3 The condition precedent in Clause 3.1(f) may be waived unilaterally, in full or in part, by the Investor.

3.4 The condition precedent in Clause 3.1(i) may be waived unilaterally, in full or in part, by the Joint Liquidators at or prior to the despatch of the Scheme Documents with the Notices of Court Meetings to the Scheme Shareholders and Admitted Creditors, as relevant.

3.5 The Investor and the Joint Liquidators shall take all reasonable steps to satisfy the Conditions Precedent in Clause 3.1 and thereafter implement or procure the implementation of the Proposals as soon as reasonably practicable in accordance with (but subject to) the terms of the Preliminary Agreement. To that end, the parties hereto will provide such information and documents and shall do or execute or procure to be done and executed all such acts, deeds, things and documents as may be reasonably requested by the other for the purposes of or in connection with the implementation of the Proposals, the Schemes, this Agreement, the Acquisition Agreement and/or the transactions contemplated thereunder and the listing of the Shares on the Main Board.

COMPLETION

4.1 Subject to Clause 4.2, Completion shall take place on the date falling within six (6) days after the satisfaction (or waiver) of all the Conditions Precedent set out in Clause 3.1 (or such other date as the parties hereto may agree in writing) at a place as the parties hereto may agree.

4.2 At Completion:

(a) the Joint Liquidators and/or the Company will procure the execution of the instruments of transfer and bought and sold notes in respect of the Scheme Shares by an agent duly authorised on behalf of the holders of the Scheme Shares pursuant to the Court Order for the purpose of effecting the transfer of the Scheme Shares to the Company pursuant to Clause 2.1(a);

(b) the Company shall allot and issue the Shares as set out in Clauses 2.1(b), 2.2(a), 2.2(b), and 2.3(b);

(c) the Acquisition Agreement shall be completed in accordance with its terms and the Company shall allot and issue the Shares on the basis set out in Clauses 2.3(a) and the Preference Shares on the basis set out in 2.3(c);

(d) the Company shall enter the names of the holders of the Shares and Preference Shares allotted and issued pursuant to Clause 4.2(b) and 4.2(c) into the register of members of the Company (without payment of any registration fee, if any);

(e) the Company shall procure that valid share certificates in respect of the Shares (each in a form complying with the Listing Rules) shall be issued and despatched to the allottees pursuant to the allotment referred to in Clause 4.2(b) and 4.2(c);

(f) the Company shall deliver the relevant instrument of transfer and bought and sold note duly executed by the Company for the transfer of its entire holding of Scheme Shares for a total consideration of HK$1.00 to the Joint Liquidators or their nominee to be held by them as trustee for the Admitted Creditors;

(g) the Joint Liquidators and/or the Company shall use their respective best endeavours to procure the withdrawal of the listing of the Scheme Shares from the Stock Exchange within five (5) days from Completion which date shall, subject to approval by the Stock Exchange, be a date not later than the second business day immediately prior to the date of listing of the Shares; and

(h) any relevant provision of the Preliminary Agreement shall be observed, in particular, Clause 5(a) of the Preliminary Agreement in favour of Albatronics,

save to the extent such transactions may already have occurred prior to Completion.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY INVESTOR AND THE COMPANY

5.1 The Investor and the Company hereby jointly and severally represent, warrant and undertake to the Joint Liquidators that:

(a) the Shares to be issued upon implementation of the Shareholders' Scheme and Creditors' Scheme will be allotted and issued credited as fully paid up and free from all claims, charges, liens, encumbrances and equities and the Shares fully paid (without any cash payment being required by the Company) and shall rank pari passu in all respects with the then existing issued Shares including the right to rank in full for all dividends and distributions declared (if any), paid or made after the date of issue of such Shares;

(b) the Investor and the Company each has full power and authority to enter into this Agreement and all necessary corporate action has been taken to authorise the execution and performance of this Agreement;

(c) the Preference Shares to be issued upon implementation of the Acquisition will be allotted and issued free from all claims, charges, liens encumbrances and equities and the Preference Shares shall have the rights set out in Schedule 4; and

(d) the allotment and issue of the Shares will not cause any breach of any agreement to which any member of the Group is a party and will not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of the Company and/or any of its subsidiaries and/or their respective boards of directors;

5.2 The representations, warranties and undertakings given by the Investor and the Company herein shall be deemed to be repeated on the date of Completion as if given or made on such date, with reference in each case to the facts and circumstances then subsisting and shall remain in full force and effect notwithstanding Completion. The Investor and the Company undertake to notify the Joint Liquidators of any matter or event coming to their attention prior to the date of Completion which shows or may show any of the representations, warranties and undertakings given by them to be or to have been untrue, inaccurate or misleading.

5.3 Neither the Company nor the Investor shall at any time prior to or on the date of Completion do or omit to do anything which causes any of the representations, warranties and undertakings given by the Company or the Investor herein to become untrue.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY ALBATRONICS

6   Albatronics represents, warrants and undertakes to the Company that:

(a) based on the information available to the Joint Liquidators, the statements contained in Recitals (A), (B) and (C) are true and accurate in all respects as at the date hereof; and

(b) this Agreement has been duly authorised and executed by, and constitutes the legally binding obligations of, Albatronics.

TERMINATION

7.1 This Agreement shall terminate in the following circumstances:

(a) if the Preliminary Agreement is terminated in accordance with its terms; and/or

(b) if there occurs any material breach of this Agreement and any of the other parties (being the parties not in breach) elects by written notice to all other parties to terminate this Agreement; and/or

(c) save to the extent waived or varied, if the Conditions Precedent in Clause 3.1 have not been fulfilled on or before 30 June 2002 (or such other date as may be agreed in writing between the Investor and the Joint Liquidators), and either the Investor or the Joint Liquidators elect by written notice to all other parties to terminate this Agreement.

7.2 Upon the termination of this Agreement the parties shall cease to have any rights or obligations under this Agreement, without prejudice to the rights of the parties in respect of antecedent breaches.

THE INVESTOR AND THE COMPANY'S COSTS AND EXPENSES

8.1 The terms of the Preliminary Agreement, including without limitation to clauses 4, 5, 7 and 10 thereof, shall continue to apply in relation to all and any fees, costs and expenses of Albatronics, the Joint Liquidators or the Investor in connection with or reasonably incidental to the implementation of the Proposals.

8.2 Subject to clause 8.1, but to avoid doubt, the scope of works for which the Joint Liquidators will be primarily responsible shall include, but shall not be limited to, seeking feedback from the Admitted Creditors at various stages of the Proposal, preparing first drafts of this Agreement, reviewing the draft prospectus and listing application, preparing the first draft of each of the Scheme Documents, retaining independent financial advisors to advise minority shareholders of Albatronics, preparing and presenting those applications to the Court necessary to effect the Proposals, as well as all matters necessary and incidental to meeting the Joint Liquidators' obligations under this Agreement.

OVERSEAS SHAREHOLDERS AND OVERSEAS ADMITTED CREDITORS

9. Where the allotment and issue of any Share to a holder of Scheme Shares pursuant to the Shareholders' Scheme or to the Admitted Creditors pursuant to the Creditors' Scheme may be prohibited by any relevant law or so prohibited except after compliance with conditions or requirements which the directors of the Company regard as unduly onerous by reason of delay, expense or otherwise, the Company may allot and issue the relevant Shares to a nominee selected by the directors of the Company who shall sell the same and account to such holder of Scheme Shares or to such Creditor pursuant to the Creditors' Scheme for the net proceeds of sale, after deduction of expenses (and if the directors of the Company see fit, converted into the currency of the jurisdiction in which the registered address of the relevant holder of Scheme Shares is situated) in full satisfaction of such holder's or creditor's entitlements to the Shares to which he would have become entitled to under the Shareholders' Scheme or the Creditors' Scheme as the case may be, except that amounts of HK$100 or less will be retained for the benefit of the Company.

FRACTIONAL ENTITLEMENTS

10. Fractional entitlements under the Shareholders' Scheme and the Creditors' Scheme will be aggregated and sold for the benefit of the Company. The net proceeds from such sale will be used as additional working capital of the Company.

STAMP DUTY

11. All Hong Kong stamp duty payable in respect of any transfers of the Scheme Shares or any Shares in connection with the implementation of the Proposals shall be borne and paid by the Company and/or the Investor.

ARRANGEMENTS FOR ODD LOT TRADING

12. The Company undertakes to arrange with a third party independent securities firm to match, on a best efforts basis, the sale and purchase of odd lots of the Shares during the period from the day of dealings in the Shares on the Stock Exchange on the day falling one month after that date, both days inclusive, in order to alleviate difficulties in trading odd lots of the Shares arising from the share exchange under the Scheme.

NOTICES

13.1 Any notice or other communication to be given by one party to any other party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in Clause 13.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 13.2 and in each case marked for the attention of the relevant party set out in Clause 13.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 13). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)     in the case of delivery by hand, when delivered;

(b)     in the case of fax, at the time of transmission;

(c) in the case of prepaid recorded delivery, special delivery or registered post, at 10 am on the second Business Day following the date of posting,

provided that in each case where delivery by hand or by fax occurs after 5 pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 am on the next following Business Day.

References to time in this Clause are to local time in the country of the addressee.

13.2 The addresses and fax numbers of the parties for the purpose of Clause 13.1 are as follows:

INVESTOR:                            Nam Tai Electronics, Inc.

Address: c/o Nam Tai Group Management Limited, 15th Floor, China Merchants Tower, Shun Tak Centre 168-200 Connaught Road Central Hong Kong

Fax:                                 +852 2263 1223

For the attention of:                Mr M. K. Koo

THE COMPANY:                         J.I.C. Technology Company Limited

Address: c/o Nam Tai Group Management Limited, 15th Floor, China Merchants Tower, Shun Tak Centre 168-200 Connaught Road Central Hong Kong

Fax:                                 +852 2263 1223

For the attention of:                Mr Joseph Li

ALBATRONICS AND THE JOINT
LIQUIDATORS

Address: Albatronics (Far East) Company Limited (in liquidation), c/o Mr James Toohey and David Chung Wai Ng, Joint and Several Liquidators of Albatronics, of 21st Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong acting without personal liability

Fax:                                 +852 2854 4300

For the attention of:                Messrs. John James Toohey And David
                                     Chung Wai Ng, Joint Liquidators of
                                     Albatronics (Far East) Company Limited.


13.3 A party may notify any other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 13, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five (5) business days after the date on which notice is given, the date following five (5) business days after notice of any change has been given.

RIGHTS AND REMEDIES

14.1 No failure or delay by any party hereto in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

14.2 The rights and remedies of any party under or pursuant to this Agreement are cumulative, may be exercised as often as such party considers appropriate and are in addition to its rights and remedies under general law.

MISCELLANEOUS

TIME OF THE ESSENCE

15.1 Time is of the essence of this Agreement.

INVALIDITY

15.2 If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

SEVERABILITY

15.3 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ENTIRE AGREEMENT

15.4 This Agreement is in addition to and without prejudice to the Preliminary Agreement (including, without limitation, clause 7 thereof), which continues in full force and effect, save that the "Proposal" as referred to in the Preliminary Agreement shall be deemed amended so as to refer to the Proposals set our herein (but subject to the letter of confirmation dated 11 December 2001 from Yu Ming to one of the Joint Liquidators). In the event of any inconsistency between the terms and conditions of the Preliminary Agreement and this Agreement, the terms and conditions of this Agreement shall prevail. No party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement.

COUNTERPARTS

15.5 This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together constitute one and the same instrument.

ASSIGNMENT

15.6 This Agreement shall not be novated or assigned without the written consent of each of the parties hereto.

ANNOUNCEMENTS

15.7 Each of the parties hereto undertakes that, prior to Completion, it will not make any announcement or disclosure in connection with this Agreement except to the extent required by law, the Listing Rules, the Code, the Stock Exchange, the SFC, the Court or any other authorities in all relevant jurisdictions in connection with the Proposals, or unless the parties hereto shall have given their consent to such announcement or disclosure.

VARIATION

15.8 No variation of this Agreement shall be effective unless made in writing and signed by all the parties.

JOINT LIQUIDATORS' LIABILITY

16. The Joint Liquidators are entering into and signing this Agreement as joint and several liquidators of Albatronics and any obligations upon them, or representations or warranties given by them, in this Agreement are agreed to solely in that capacity. The Joint Liquidators shall not incur any personal liability whatsoever in respect of any matter referred to in this Agreement and shall not have any liability in their capacities as liquidators of Albatronics, subject to clause 7 of the Preliminary Agreement.

GOVERNING LAW AND JURISDICTION

17.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

17.2 Each party hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong in relation to all matters arising out of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by                                      )
                                               )
for and on behalf of                           )
NAM TAI ELECTRONICS, INC.                      )
in the presence of:                            )








SIGNED by                                      )
                                               )
for and on behalf of                           )
J.I.C. TECHNOLOGY COMPANY LIMITED              )
in the presence of:                            )








SIGNED by                                      )
                                               )
for and on behalf of                           )
ALBATRONICS (FAR EAST)                         )
COMPANY LIMITED (IN LIQUIDATION)               )
by one of the Joint Liquidators                )
 John James Toohey                             )
as its agent and without personal liability    )
in the presence of:                            )





SIGNED by                                      )
JOHN JAMES TOOHEY                              )
for and on behalf of                           )
the Joint Liquidators to                       )
Albatronics (Far East) Company Limited         )
in the presence of:                            )

                                   SCHEDULE 1

                       FORM OF DRAFT ACQUISITION AGREEMENT

                                   SCHEDULE 2

                          FORM OF SHAREHOLDERS' SCHEME

                                                                H.C.M.P. [  /02]

                              IN THE HIGH COURT OF

                   THE HONG KONG SPECIAL ADMINISTRATIVE REGION

                             COURT OF FIRST INSTANCE

                            MISCELLANEOUS PROCEEDINGS

                              --------------------

                                  IN THE MATTER

                                       OF

                     ALBATRONICS (FAR EAST) COMPANY LIMITED
                                (IN LIQUIDATION)

                                       AND

              IN THE MATTER OF THE COMPANIES ORDINANCE (CHAPTER 32)

                               -------------------

                              SCHEME OF ARRANGEMENT

                                     BETWEEN

                     ALBATRONICS (FAR EAST) COMPANY LIMITED
                                (IN LIQUIDATION)

                                       AND

                             THE SCHEME SHAREHOLDERS
                            (AS HEREINAFTER DEFINED)

                               -------------------

                               -------------------

                                   THE SCHEME

                               -------------------

1.      PRELIMINARY

1.1 In this Scheme, unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; persons shall include bodies corporate and partnerships; and references to any gender shall include all genders.

1.2 In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

        ACQUISITION AGREEMENT   the agreement dated [____] between Nam Tai (as
                                defined below) and J.I.C. (as defined below) for the acquisition of the entire issued share capital of J.I.C. Group (BVI) Limited by J.I.C.
                                (as defined below);

        ADMITTED CREDITORS      the creditors of Albatronics (as defined below)
                                to the extent their claims have been admitted to prove in the liquidation of Albatronics (as defined below) at any time prior to the Effective Date (as defined below);

        ALBATRONICS             Albatronics (Far East) Company Limited (in
                                liquidation) (Company Number 181207), a company incorporated in Hong Kong with limited liability and whose shares are listed on the main board of the Stock Exchange and whose registered address is 21st Floor, Edinburgh Tower, The Landmark, 15
                                Queen's Road Central, Hong Kong (as defined below);

        ALBATRONICS SHARES      ordinary shares of HK$0.10 each in the existing
                                capital of Albatronics;

        BUSINESS DAY            a day upon which banks are open for business in
                                Hong Kong (other than a Saturday);

        COMPANIES ORDINANCE     the Companies Ordinance (Chapter 32 of the Laws
                                of Hong Kong (as defined below);

        COURT                   the High Court of Hong Kong (as defined below);

        CREDITORS' SCHEME       the scheme of arrangement pursuant to section
                                166 of the Companies Ordinance to be entered into between Albatronics and the creditors of Albatronics, which upon its implementation and the implementation of this Scheme will result in the Admitted Creditors and/or their respective nominee(s) receiving certain

                                New Shares (as defined below);

        EFFECTIVE DATE          has the meaning in Clause 4;

        HONG KONG               the Hong Kong Special Administrative Region of
                                the People's Republic of China;

        J.I.C. J.I.C. Technology Company Limited, a company incorporated in the Cayman Islands whose registered office is at Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town, Grand Cayman, Cayman Islands and whose Registration Number is [____];

        JOINT LIQUIDATORS       Messrs. John James Toohey and David Chung Wai
                                Ng, of 21st Floor, Edinburgh Tower, The
                                Landmark, 15 Queen's Road Central, Hong Kong, having been appointed jointly and severally as liquidators of Albatronics on 20 August 1999;

        NAM TAI Nam Tai Electronics, Inc., a company incorporated in the British Virgin Islands, whose registered office is at 2nd Floor, 116 Main Street, Road Town, Tortola, British Virgin Islands and with Registration Number 3805;

        NEW SHARES              new ordinary shares of J.I.C. of HK$0.01
                                each;

        NOTICE OF               the notice of the meeting of the Scheme
        SHAREHOLDERS' COURT     Shareholders convened at the direction of the
        MEETING                 Court in relation to the approval of this
                                Scheme;

        ORDER the order of the Court sanctioning this Scheme (as defined below) pursuant to s.166 of the Companies Ordinance;

        PREFERENCE SHARES       the Preference Shares of J.I.C. as defined in
                                the Restructuring Agreement (as defined below);

        RECORD DATE             the business day immediately preceding the date
                                on which the Notice of Shareholders' Court
                                Meeting is despatched;

        REGISTER                The register of members of Albatronics;

        RESTRUCTURING           the agreement dated [____] January 2002 entered
        AGREEMENT               into between Albatronics, Nam Tai, J.I.C. and
                                the Joint Liquidators;

        SCHEME this scheme of arrangement in its present form with or subject to any modification thereof or addition thereto or condition approved or imposed by the Court and approval by Albatronics and Nam Tai as provided herein;

        SCHEME SHARES           the Albatronics Shares in issue as at the Record
                                Date;

        SCHEME SHAREHOLDERS     the holders of the Scheme Shares whose names
                                appear on the Register on the Record Date, and each a "SCHEME SHAREHOLDER";


        STOCK EXCHANGE          the Stock Exchange of Hong Kong Limited;

        HK$                     Hong Kong dollars.

2.      BACKGROUND

2.1 The Joint Liquidators were appointed as joint and several liquidators to Albatronics by virtue of a special resolution passed at an extraordinary general meeting of the members of Albatronics duly convened and held on 20 August 1999 and confirmed at a meeting of the creditors of Albatronics held on the same date. At that members' meeting, a special resolution was passed to wind up Albatronics voluntarily pursuant to section 228(1) of the Companies Ordinance and the Joint Liquidators were appointed as the joint and several liquidators of the Company.

2.2 The authorized share capital of Albatronics as at the commencement of its winding-up on 20 August 1999 was HK$100,000,000 divided into 1,000,000,000 shares of HK$0.10 each of which 400,002,000 Scheme Shares had been issued and were fully paid or credited as fully paid.

2.3 At the date hereof, Nam Tai and its subsidiaries beneficially own 200,402,000 Scheme Shares.

2.4 Pursuant to the Restructuring Agreement it was agreed, inter alia and subject to certain conditions, that (i) the shareholders of Albatronics will become shareholders of J.I.C. in accordance with this Scheme and that (ii) the Admitted Creditors and/or their respective nominee(s) will become shareholders of J.I.C. in accordance with the Creditors' Scheme.

2.5     Nam Tai will conditionally sell the entire share capital of J.I.C. Group
        (BVI) Limited to J.I.C. pursuant to the Acquisition Agreement in consideration of the issue and allotment by J.I.C. of 130,000,000 New Shares and 598,420,000 Preference Shares credited as fully paid to Nam Tai or its nominee(s).

2.6 Conditional upon, inter alia, this Scheme and the Creditors' Scheme becoming effective, in consideration for the transfer of the Scheme Shares to J.I.C. or its nominee(s), J.I.C. shall, on or within six (6) Business Days from the Effective Date, or as soon as practical thereafter, issue New Shares, credited as fully paid, to the Scheme Shareholders on the basis of 1 New Share for every 90 Scheme Shares held by them, provided that fractions of a New Share will not be issued and all fractional entitlements will be held for the benefit of J.I.C..

2.7 The primary purpose of this Scheme is for the Scheme Shareholders to receive 1 New Share for every 90 Scheme Shares in consideration of the transfer of the Scheme Shares to J.I.C. or its nominee(s), whereupon the listing status of the Scheme Shares will be withdrawn and the New Shares will be listed on the Stock Exchange by way of introduction. The Scheme Shareholders would not otherwise receive such New Shares through the liquidation of Albatronics.

2.8 J.I.C. has agreed to appear by Counsel at the hearing of the petition to sanction this Scheme and to undertake to the Court to be bound thereby and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme [and/or for the completion of the Acquisition Agreement].

3.      THE ARRANGEMENT

3.1 On the Effective Date, the Scheme Shares shall be transferred or caused to be transferred to J.I.C. (or its nominee(s)) free from all liens, charges and encumbrances together with all rights then or thereafter attached thereto and J.I.C. shall accept such transfer. For such purposes:

        (a) the Scheme Shares shall be transferred to J.I.C. and to give effect to such transfers, a director or officer of J.I.C. or its nominee(s) or any other person appointed by the board of directors of J.I.C. to execute, on behalf of the transferor, instruments of transfer in respect of any Scheme Shares and any contract notes required pursuant to applicable law and any other deeds or other documents necessary for the purpose of effecting such transfer and the registration thereof, and every instrument of transfer so executed shall be as effective as if it had been executed by the Scheme Shareholders and all stamp duties (if any) payable in respect of such instruments of transfer and contract notes shall be paid by J.I.C. and such instruments of transfer shall be accepted by Albatronics for registration in the name(s) of J.I.C. or its nominee(s) notwithstanding the absence of any share or other relevant certificate being lodged in respect thereof;

        (b) pending such registration and the name(s) of J.I.C. or its nominee(s) being entered in the Register, all Scheme Shareholders shall hold their respective Scheme Shares on trust for J.I.C. and J.I.C. shall be entitled to direct the exercise of any votes attaching to the Scheme Shares and shall be deemed to be authorized by each Scheme Shareholder to sign any consent to short notice of a general meeting on his behalf and/or to execute a form of proxy in respect of his Scheme Shares appointing any person determined by J.I.C. to attend general meetings of Albatronics or its members (or any of them) and to exercise the votes attaching to his Scheme Shares on his behalf, and no Scheme Shareholder shall be entitled to exercise any of such rights without the consent of J.I.C. or to appoint a proxy for, or to attend, a general meeting of Albatronics convened for a date after the Effective Date; and

        (c) notwithstanding the absence of any share certificate or other document of title to the Scheme Shares, Albatronics and the Joint Liquidators shall give such sanction, consent or approval as may be required from them under the Companies Ordinance or the articles of association of Albatronics in order to give effect to the transfers and registration as set out in (a) and
                (b) above and the Joint Liquidators shall, in their capacity as joint and several liquidators of Albatronics and as authorized by Albatronics as its agent for this purpose, be entitled to execute all such instruments or other documents and to do all such other acts and things as they may consider necessary or desirable in order to give effect to this Scheme.

3.2 In consideration of the acquisition of the Scheme Shares, and subject to clause 5, J.I.C. shall, on or within six (6) Business Days from the Effective Date, or as soon as practical thereafter, allot and issue New Shares credited as fully paid in the proportion of 1 New Share for every 90 Scheme Shares then held by them respectively, to the Scheme Shareholders as appearing in the Register as at the Record Date, which shares the Scheme Shareholders shall accept. Fractions of a New Share will not be issued and all fractional entitlements will be aggregated and held for the benefit of J.I.C.

3.3 In consideration of the benefits set out in Clause 3.1, on the Effective Date, the Scheme Shareholders agree to accept the benefits under this Scheme as full and final discharge of their right to consent to any other scheme of arrangement which would assist a company to obtain the listing status of Albatronics.

3.4 The Scheme Shareholders agree that, insofar as they may have an interest in the listed status of Albatronics, they consent to J.I.C acquiring such status as well as to the terms of the Creditors' Scheme.

4.      EFFECTIVE DATE

4.1 This Scheme shall become effective and binding on the date on which all of the following conditions are satisfied:

        (a) of the Scheme Shareholders who are present and who vote in person or by proxy at the Court Meeting, a majority in number representing not less than 75 per cent of the value of the Scheme Shares, vote in favour of this Scheme;

        (b) an office copy of the Order is delivered to the Registrar of Companies in Hong Kong for registration; and

        (c) Clauses 4.1(a) and 4.1(b) of the Creditors' Scheme are satisfied,

        (the EFFECTIVE DATE).

4.2 Unless both this Scheme and the Creditors' Scheme become effective within three months of the date on which the Notice of Shareholders' Court Meeting being dispatched, or such later date, if any, as the Court may allow, this Scheme shall lapse.

5.      FURTHER ASSURANCES

5.1 The New Shares shall issued by J.I.C. free from all claims, charges, liens, encumbrances and equities and shall rank pari passu in all respects with the ordinary shares of J.I.C. then in issue.

5.2 In any case where the directors of J.I.C. have been advised that the allotment and issue of the New Shares to a Scheme Shareholder may be prohibited by any relevant law or may only be effected after compliance with any conditions or requirements which the directors of J.I.C. regard as unduly onerous by reason of cost, delay or otherwise, J.I.C. may allot and issue the relevant New Shares to a person selected by the directors of J.I.C. who shall sell the same and account to such Scheme Shareholder for the net proceeds of sale (after deduction of all commissions, duties, levies and other charges and expenses) in full satisfaction of his rights to the New Shares to which, but for this paragraph, he would have become entitled under this Scheme except that no payment shall be made of any amount of less than HK$100, which amount will be retained for the benefit of J.I.C.. J.I.C. shall be under no obligation to convert the proceeds of sale into the currency of the jurisdiction in which the registered address of the relevant holder of a Scheme Share is situated.

5.3 J.I.C shall notify the Scheme Shareholders within 14 Business Days of J.I.C. after making any allotment of New Shares pursuant to Clause 5.2.

5.4 Subject to Clause 5, J.I.C. shall allot and issue the New Shares pursuant to Clause 3 of this Scheme on or within six (6) Business Days from the Effective Date, or as soon as practical thereafter.

5.5 All net proceeds of sale payable by J.I.C. to a Scheme Shareholder in accordance with Clause 5.2 shall be made by cheque drawn on a licensed bank in Hong Kong, or if the amount of such proceeds has been converted into a currency other than Hong Kong dollars, a bank carrying on business in the country in which such currency is legal tender. Not later than 28 Business Days after the Effective Date or as soon as practical thereafter, J.I.C. shall deliver or procure to be delivered (except to the extent it may be prohibited by law in any part of the world from so doing) such cheques to the persons entitled thereto.

5.6 All cheques or certificates required to be delivered pursuant to the terms of this Scheme shall be delivered (except to the extent to which such delivery is prohibited by law in any part of the world) by sending such cheques or certificates through the post in pre-paid envelopes addressed to such person within seven (7) Business Days from the date of issue of the certificates in respect of the New Shares issued pursuant to Clause 5.9:

        (a) in the case of a sole holder to the registered address of such holder as appearing in the Register as at the Record Date; and

        (b) in the case of joint holders to the registered address as appearing in the Register as at the close of business on the Record Date of the joint holder whose name then stands first in the Register in respect of the relevant joint holding, provided that the foregoing shall not preclude J.I.C. from delivering or procuring to be delivered the cheques to such person or persons by a method other than posting subject to the prior agreement of such person or persons.

5.7 All cheques shall be made payable to the order of the person or persons to whom in accordance with the foregoing provisions of this Clause 5 the envelope containing the same is addressed and the encashment of any such cheque shall be a good discharge to J.I.C. for the moneys represented thereby.

5.8 Each instrument of transfer and certificate validly subsisting at the Record Date in respect of a transfer or holding, respectively, of any number of Scheme Shares shall upon the allotment and issue of the New Shares pursuant to Clause 3 of this Scheme cease to be valid for any purpose as an instrument of transfer or a certificate for Scheme Shares and each valid instrument of transfer for Scheme Shares existing at the Record Date shall instead be a valid instrument of transfer in respect of the relevant number of New Shares.

5.9 J.I.C. shall issue and dispatch certificates for the appropriate number of New Shares as set out in Clause 3.2 of this Scheme (subject to Clause
        5.2 of this Scheme) at the expense of J.I.C. within six (6) Business Days of the date of allotment and issue of the New Shares pursuant to Clause 5.4 of this Scheme, or as soon as practical thereafter.

6.      MISCELLANEOUS

6.1 All share certificates and cheques shall be delivered or posted at the risk of the addressees and none of J.I.C., the person(s) nominated by J.I.C., Albatronics or the Joint Liquidators shall be responsible for any loss or delay in transmission.

6.2 All mandates or other instructions to Albatronics in force at the opening of business on the date of allotment and issue of the New Shares pursuant to Clause 3 of this Scheme relating to the Scheme Shares shall, unless and until revoked or directed otherwise by a holder in writing, be deemed as from the date of allotment and issue of the New Shares pursuant to Clause 3 of this Scheme to be valid and subsisting mandates or instructions to J.I.C. in relation to payment of dividends on and corresponding matters relating to the relevant New Shares to be allotted and issued pursuant to this Scheme.

6.3 Subject to Clause 5 of this Scheme, as from the date of allotment and issue of the New Shares pursuant to Clause 3 of this Scheme, all existing certificates representing holdings of Scheme Shares shall cease to have effect as evidence of title and every holder thereof shall be bound, on the request of J.I.C., to deliver up to Albatronics the certificate(s) for existing holding(s) for cancellation or provide a written statement that such certificates or documents have been lost or destroyed.

7.      COSTS AND DISBURSEMENTS

        All costs, charges and expenses of and incidental to this Scheme and the costs of carrying the same into effect shall be borne by Albatronics.

8.      NOTICES

        Every notice to be given to a Scheme Shareholder under this Scheme shall be duly served if left or sent by pre-paid registered post to such Scheme Shareholder at the address of such Scheme Shareholder as shown in the Register at the Record Date.

9.      AMENDMENTS

9.1 Minor amendments as to drafting and form may be made to this Scheme by Albatronics after it has been approved by the Scheme Shareholders (but before the sanction of the Court has been granted) without seeking the approval of the Scheme Shareholders.

9.2 Albatronics, acting through the Joint Liquidators, and J.I.C may jointly consent for and on behalf of all concerned to any immaterial modification of or addition to this Scheme or to any condition which the Court may see fit to approve or impose.

10.     PROPER LAW

        The proper law of this Scheme is the law of Hong Kong.



Dated this [____ ____] 2002.

                                   SCHEDULE 3

                          FORM OF THE CREDITORS' SCHEME

                                                                H.C.M.P. [  /02]

                              IN THE HIGH COURT OF

                   THE HONG KONG SPECIAL ADMINISTRATIVE REGION

                             COURT OF FIRST INSTANCE

                            MISCELLANEOUS PROCEEDINGS

                              --------------------

                                  IN THE MATTER

                                       OF

                     ALBATRONICS (FAR EAST) COMPANY LIMITED
                                (IN LIQUIDATION)

                                       AND

              IN THE MATTER OF THE COMPANIES ORDINANCE (CHAPTER 32)

                               -------------------

                              SCHEME OF ARRANGEMENT

                                     BETWEEN

                     ALBATRONICS (FAR EAST) COMPANY LIMITED
                                (IN LIQUIDATION)

                                       AND

                             THE ADMITTED CREDITORS
                            (AS HEREINAFTER DEFINED)

                               -------------------

                               -------------------

                                   THE SCHEME

                               -------------------

1.      PRELIMINARY

1.1 In this Scheme, unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; persons shall include bodies corporate and partnerships; and references to any gender shall include all genders.

1.2 In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

        ACQUISITION             the agreement dated [____] between Nam Tai (as
        AGREEMENT               defined below) and J.I.C. (as defined below) for
                                the acquisition of the entire issued share capital of J.I.C. Group (BVI) Limited by J.I.C.
                                (as defined below).

        ADMITTED                the creditors of Albatronics (as defined below)
        CREDITORS               to the extent their claims have been admitted to
                                prove in the liquidation of Albatronics (as defined below) at any time prior to the Effective Date (as defined below);

        ALBATRONICS             Albatronics (Far East) Company Limited (in
                                liquidation) (Company Number 181207), a company incorporated in Hong Kong with limited liability and whose shares are listed on the main board of the Stock Exchange and whose registered address is 21st Floor, Edinburgh Tower, The Landmark, 15
                                Queen's Road Central, Hong Kong (as defined below);

        ALBATRONICS SHARES      ordinary shares of HK$0.10 each in the existing
                                capital of Albatronics;

        BUSINESS DAY            a day upon which banks are open for business in
                                Hong Kong (other than a Saturday);

        COMPANIES               the Companies Ordinance (Chapter 32 of the Laws
        ORDINANCE               of Hong Kong (as defined below).

        EFFECTIVE DATE          has the meaning in Clause 4;

        HONG KONG               the Hong Kong Special Administrative Region of
                                the People's Republic of China;

        J.I.C. J.I.C. Technology Company Limited, a company incorporated in the Cayman Islands whose registered office is at Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town, Grand Cayman, Cayman Islands and whose Registration Number is [____];

        JOINT LIQUIDATORS       Messrs. John James Toohey and David Chung Wai
                                Ng, of 21st Floor, Edinburgh Tower, The
                                Landmark, 15 Queen's Road Central, Hong Kong having been appointed jointly and severally as liquidators of Albatronics on 20 August 1999;

        NAM TAI Nam Tai Electronics, Inc., a company incorporated in the British Virgin Islands, whose registered office is at 2nd Floor, 116 Main Street, Road Town, Tortola, British Virgin Islands and with Registration Number 3805;

        NEW SHARES              new ordinary shares of J.I.C. of HK$0.01 each;

        NOTICE OF ADMITTED      the notice of the meeting of the Admitted
        CREDITORS' COURT        Creditors convened at the direction of the Court
        MEETING                 in relation to the approval of this Scheme;

        ORDER the order of the Court sanctioning this Scheme (as defined below) pursuant to s.166 of the Companies Ordinance;

        PREFERENCE SHARES       the Preference Shares of J.I.C. as defined in
                                the Restructuring Agreement (as defined below);

        REGISTER                the register of the members of Albatronics;

        RESTRUCTURING           the agreement dated [____] January 2002 entered
        AGREEMENT               into between Albatronics, Nam Tai, J.I.C. and
                                the Joint Liquidators;

        SCHEME this scheme of arrangement in its present form or with or subject to any modification thereof or addition thereto or condition approved or imposed by the Court and approved by Albatronics and Nam Tai as provided herein.

        SHAREHOLDERS'           the scheme of arrangement pursuant to section
        SCHEME                  166 of the Companies Ordinance to be entered
                                into between Albatronics and the shareholders of Albatronics, which upon its implementation and the implementation of this Scheme will result in the shareholders of Albatronics receiving 1 New
                                Share for every 90

                                Albatronics Shares in consideration of the transfer of the Albatronics Shares to J.I.C.;

        STOCK EXCHANGE          the Stock Exchange of Hong Kong Limited; and

        HK$                     Hong Kong dollars


2.      BACKGROUND

2.1 The Joint Liquidators were appointed as joint and several liquidators to Albatronics by virtue of a special resolution passed at an extraordinary general meeting of the members of Albatronics duly convened and held on 20 August 1999 and confirmed at a meeting of the creditors of Albatronics held on the same date. At that members' meeting, a special resolution was passed to wind up Albatronics voluntarily pursuant to section 228(1) of the Companies Ordinance and the Joint Liquidators were appointed as the joint and several liquidators of the Company.

2.2 The authorized share capital of Albatronics as at the commencement of its winding-up on 20 August 1999 was HK$100,000,000 divided into 1,000,000,000 shares of HK$0.10 each of which 400,002,000 Albatronics Shares had been issued and were full paid or credited as fully paid.

2.3 Pursuant to the Restructuring Agreement, it was agreed that, inter alia and subject to certain conditions, (i) the shareholders of Albatronics will become shareholders of J.I.C. in accordance with the proposal to effect, through the Shareholders' Scheme, a listing of the New Shares on the Stock Exchange, and (ii) the Admitted Creditors of Albatronics (or their respective nominee(s)) will become shareholders of J.I.C. in accordance with this Scheme.

2.4 Nam Tai will, on or prior to the Effective Date, pay to the Joint Liquidators a sum of HK$4,100,000 pursuant to a preliminary agreement dated 15 November 2001 entered into, inter alia, by Nam Tai (PRELIMINARY AGREEMENT) for the purpose, inter alia, of covering certain costs, charges and expenses of, or incidental to, this Scheme incurred by Albatronics.

2.5     Nam Tai will conditionally sell the entire share capital of J.I.C. Group
        (BVI) Limited to J.I.C. pursuant to the Acquisition Agreement in consideration of 130,000,000 New Shares and 598,420,000 Preference Shares credited as fully paid to Nam Tai or its nominee(s).

2.6 Conditional upon, inter alia, this Scheme and the Shareholders' Scheme becoming effective, J.I.C. shall issue and allot an aggregate amount of 48,100,000 New Shares (representing approximately 26.35% of the issued ordinary share capital of J.I.C. as enlarged by the issue of New Shares pursuant to the Restructuring Agreement), credited as fully paid, to the Admitted Creditors and/or their nominee(s) and Nam Tai according to this Scheme.

2.7 The primary purpose of this Scheme is for the Admitted Creditors to receive the New Shares to be issued as mentioned above, which would not otherwise be received by Admitted Creditors through the liquidation of Albatronics.

2.8 J.I.C. has agreed to appear by Counsel at the hearing of the Petition to sanction this Scheme and to undertake to the Court to be bound thereby and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme

3.      THE ARRANGEMENT

3.1 Subject to Clause 5 below, J.I.C. shall allot 48,100,000 New Shares credited as fully paid to, or for the benefit of, the Admitted Creditors on or within six (6) Business Days from the Effective Date, or as soon as practical thereafter, of which:

        (a) 44,000,000 New Shares shall be issued to the Admitted Creditors and/or their nominee(s) (in proportion to the amount of their admitted claims in the liquidation as the Joint Liquidators may direct), which shares the Admitted Creditors shall accept; and

        (b) 4,100,000 New Shares shall be issued, on behalf of the Admitted Creditors, to Nam Tai or its nominee, which shares Nam Tai shall accept as full and final settlement of the sum of HK$4,100,000 which will have been paid by Nam Tai to the Joint Liquidators pursuant to the Preliminary Agreement on or prior to the Effective Date.

        (together, the SHARE ALLOTMENT).

        Fractions of a New Share will not be issued and all fractional entitlements will be aggregated and held for the benefit of J.I.C.

3.2 In consideration of the benefits set out in Clause 3.1, on the Effective Date the Admitted Creditors agree that:

        (a) insofar as they may have an interest in the listed status of Albatronics, they consent to J.I.C. acquiring such status as well as to the terms of the Shareholders' Scheme; and

        (b) insofar as they may have an interest in the New Shares to be issued to Nam Tai pursuant to Clause 3.1(b), they consent to such issue; and

        (c) to accept the benefits under this Scheme as full and final discharge of their right to consent to any other scheme of arrangement which would assist a company to obtain the listing status of Albatronics.

4.      THE EFFECTIVE DATE

4.1 This Scheme shall become effective and binding on the date on which all the following conditions are satisfied:

        (a) of the Admitted Creditors who are present and who vote in person or by proxy at the Court Meeting a majority in number representing not less than 75 per cent in value vote in favour of the Scheme;

        (b) an office copy of the Order is delivered to the Registrar of Companies in Hong Kong for registration; and

        (c) Clauses 4.1(a) and 4.1(b) of the Shareholders' Scheme are satisfied,

        (the EFFECTIVE DATE).

4.2 Unless both this Scheme and the Shareholders' Scheme become effective within [three months of the date on which the Notice of Creditors' Court Meeting being despatched], or such later date, if any, as the Court may allow, this Scheme shall lapse.

5.      FURTHER ASSURANCES

5.1 The New Shares shall be issued by J.I.C. free from all claims, charges, liens, encumbrances and equities and shall rank pari passu in all respects with the ordinary shares of J.I.C. then in issue.

5.2 Subject to Clause 5.3, J.I.C. shall issue and dispatch certificates for the appropriate number of New Shares at the expense of J.I.C. within six
        (6) Business Days of the date of allotment and issue of the New Shares, or as soon as practical thereafter, pursuant to Clause 3 of this Scheme.

5.3 In any case where the Joint Liquidators have been advised that the allotment and issue or distribution of the New Shares to an Admitted Creditor may be prohibited by any relevant law or may only be effected after compliance with any conditions or requirements which the Joint Liquidators regard as unduly onerous by reason of cost, delay or otherwise, J.I.C. may allot and issue the relevant New Shares to a person selected by the Joint Liquidators, who shall sell the same and account to such Admitted Creditor for the net proceeds of sale (after deduction of all commissions, duties, levies and other charges and expenses) in full satisfaction of his rights to the New Shares to which, but for this paragraph, he would have become entitled except that no payment shall be made of any amount of less than HK$100, which amount will be retained for the benefit of JIC. J.I.C. shall be under no obligation to convert the proceeds of sale into the currency of the jurisdiction in which the registered address of the relevant Admitted Creditor is situated.

5.4. J.I.C. shall notify the Admitted Creditors within 14 Business Days after J.I.C. making any allotment of New Shares pursuant to Clause 5.3.

5.5 All net proceeds of sale payable by J.I.C. to an Admitted Creditor in accordance with Clause 5.3 shall be made by cheque drawn on a licensed bank in Hong Kong, or if the amount of such proceeds has been converted into a currency other than Hong Kong dollars, a bank carrying on business in the country in which such currency is legal tender. Not later than 28 Business Days after the Effective Date or as soon as practical thereafter, J.I.C. shall deliver or procure to be delivered (except to the extent it may be prohibited by law in any part of the world from so doing) such cheques to the persons entitled thereto.

5.6 All cheques or certificates required to be delivered pursuant to the terms of this Scheme shall be delivered (except to the extent to which such delivery is prohibited by law in any part of the world) by sending such cheques or certificates through the post in pre-paid envelopes addressed to such person within seven (7) Business Days from the date of issue of the certificates in respect of the New Shares issued pursuant to Clause 5.2:

        (a) in the case of a sole holder to the registered address of such holder as appearing in the Register as at the Record Date; and

        (b) in the case of joint holders to the registered address as appearing in the Register as at the close of business on the Record Date of the joint holder whose name then stands first in the Register in respect of the relevant joint holding, provided that the foregoing shall not preclude J.I.C. from delivering or procuring to be delivered the cheques to such person or persons by a method other than posting subject to the prior agreement of such person or persons.

5.7 All cheques shall be made payable to the order of the person or persons to whom in accordance with the foregoing provisions of this Clause 5 the envelope containing the same is addressed and the encashment of any such cheque shall be a good discharge to J.I.C. for the moneys represented thereby.

6.      MISCELLANEOUS

6.1. All share certificates relating to the Share Allotment shall be delivered or posted at the risk of the addressees (and to their latest address known to the Joint Liquidators) and none of J.I.C., Albatronics or the Joint Liquidators shall be responsible for any loss or delay in transmission.

7.      COSTS AND DISBURSEMENTS

        All costs, charges and expenses of and incidental to this Scheme and the costs of carrying the same into effect shall be borne by Albatronics.

8.      NOTICES

        Every notice to be given to an Admitted Creditor under this Scheme shall be duly served if left or sent by pre-paid registered post to such Admitted

        Creditor at the address of such Admitted Creditor advised by it in advance in writing to the Joint Liquidators.

9.      AMENDMENTS

9.1 Minor amendments as to drafting and form may be made to this Scheme by Albatronics after it has been approved by the Admitted Creditors (but before the sanction of the Court has been granted) without seeking the approval of the Admitted Creditors.

9.2 Albatronics, acting through the Joint Liquidators, and J.I.C. may jointly consent for and on behalf of all concerned to any immaterial modification of or addition to this Scheme or to any condition which the Court may see fit to approve or impose.

10.     PROPER LAW

        The proper law of this Scheme is the law of Hong Kong.



Dated this [_______] 2002.

                                   SCHEDULE 4

               PRINCIPAL RIGHTS AND BENEFITS OF PREFERENCE SHARES

1.  As to income            The Preference Shares rank pari passu with
                            Shares on the payment of any dividend or other distribution (other than a distribution on winding up).

2.  As to capital           On a winding up, the holders of the Preference
                            Shares shall be entitled to receive HK$0.01 per Preference Share in priority to Shares, and otherwise shall rank pari passu with Shares on a return of capital.

3.  As to conversion        Subject to approval by the board of the Company,
                            holders of the Preference Shares may convert all or such number of the Preference Shares into Shares at the initial conversion ratio of 1.03 Preference
                            Shares for each Share, subject adjustments normally applicable to convertible securities. No fractional Shares will be issued.

                            The Investor shall undertake not to convert any part of the Preference Shares into Shares if such conversion would reduce the public float to less than 25 per cent.

4.  As to redemption        The Preference Shares are perpetual securities
                            without any redemption feature.

5.  As to voting            Holders of the Preference Shares will not be
                            entitled to vote at general meetings of the Company.

6.  As to transferability   Subject to the approval of the board of the
                            Company, the Preference Shares will be freely transferable.

7.  Rights attached to      Shares allotted and issued pursuant to the exercise
    the conversion shares   by a holder of the Preference Shares of the
                            conversion rights attaching to the Preference
                            Shares shall rank pari passu in all respects with the Shares as at the date of allotment.

                                   SCHEDULE 5

                  FORM OF NOTICE OF SHAREHOLDERS' COURT MEETING

                                                    H.C.M.P. [ /02]

                            IN THE HIGH COURT OF THE

                     HONG KONG SPECIAL ADMINISTRATIVE REGION

                             COURT OF FIRST INSTANCE

                            MISCELLANEOUS PROCEEDINGS

                                  2002: NO. [o]

                              --------------------

                                  IN THE MATTER

                                       OF

                     ALBATRONICS (FAR EAST) COMPANY LIMITED
                                (IN LIQUIDATION)

                                       AND

              IN THE MATTER OF THE COMPANIES ORDINANCE (CHAPTER 32)



                           ---------------------------

                             NOTICE OF COURT MEETING
                           OF THE SCHEME SHAREHOLDERS

                           ---------------------------



NOTICE IS HEREBY GIVEN that, by an Order dated [____________] (the ORDER) made in the above matter, the High Court of Hong Kong has directed a meeting (the MEETING) to be convened of the Scheme Shareholders (as defined in the Scheme of Arrangement hereinafter mentioned), for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between ALBATRONICS (FAR EAST) COMPANY LIMITED (ALBATRONICS) and the Scheme Shareholders (as defined in such Scheme of Arrangement) and that the Meeting will be held at [____] on [____ ____ ___], at [____ ____ ____], Hong
Kong at which time and place all the Scheme Shareholders (as defined as aforesaid) are requested to attend.

A copy of the Scheme of Arrangement and a copy of an Explanatory Statement required to be furnished pursuant to section 166A(1)(a) of the Companies Ordinance are incorporated in the printed document of which this Notice forms part and may also be obtained at the offices of Arthur Andersen, 21st Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central Hong Kong.

The Scheme Shareholders (as defined as aforesaid) may vote in person at the Meeting or they may appoint another person, whether a member of Albatronics or not, as their proxy to attend and vote in their stead. A blue form of proxy for use at the Meeting is enclosed with the printed document of which this Notice forms part.

In the case of joint Scheme Shareholders of a Scheme Share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose, seniority will be determined by the order in which the names stand in the register of members of Albatronics in respect of the relevant joint shareholding.

It is requested that forms appointing proxies, completed in accordance with the instructions thereon, be lodged at the office of the share registrar of Albatronics in Hong Kong, [____] not less than 48 hours before the time appointed for the Meeting, but if the forms are not so lodged they may be handed to the Chairman of the Meeting at the Meeting.

Scheme Shareholders or proxies wishing to attend the Meeting should arrive in sufficient time before the commencement of the Meeting in order to ensure completion of registration forms.

By the said Order, the Court has appointed Mr. John James Toohey or failing him, Mr. David Chung Wai Ng to act as Chairman of the Meeting and has directed the Chairman to report the result thereof to the Court.

The Scheme of Arrangement will be subject to the subsequent approval of the High Court of Hong Kong.


Dated: _____ _____, 2002

                                   SCHEDULE 6

                   FORM OF NOTICE OF CREDITORS' COURT MEETING

                                                                H.C.M.P. [  /02]

                              IN THE HIGH COURT OF

                   THE HONG KONG SPECIAL ADMINISTRATIVE REGION

                             COURT OF FIRST INSTANCE

                            MISCELLANEOUS PROCEEDINGS

                              --------------------

                                  IN THE MATTER

                                       OF

                     ALBATRONICS (FAR EAST) COMPANY LIMITED
                                (IN LIQUIDATION)

                                       AND

              IN THE MATTER OF THE COMPANIES ORDINANCE (CHAPTER 32)

                           ---------------------------

                             NOTICE OF COURT MEETING
                               OF SCHEME CREDITORS

                           ---------------------------



NOTICE IS HEREBY GIVEN that, by an Order dated [____ ____] (the ORDER) made in the above matter, the High Court of Hong Kong has directed a meeting (the MEETING) to be convened of the Admitted Creditors (as defined in the Scheme of Arrangement hereinafter mentioned), for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between ALBATRONICS (FAR EAST) COMPANY LIMITED (ALBATRONICS) and the Admitted Creditors (as defined in such Scheme of Arrangement) and that the Meeting will be held at [____ ____ ____ ____] 2002, at [____ ____ ____],
Hong Kong at which time and place all the Admitted Creditors (as defined as aforesaid) are requested to attend.

A copy of the Scheme of Arrangement and a copy of an Explanatory Statement required to be furnished pursuant to section [____] of the Companies Ordinance are incorporated in the printed document of which this Notice forms part and may also be obtained at the offices of Arthur Andersen, 21st Floor, Edinburgh Tower, the Landmark, 15 Queen's Road Central, Hong Kong.

The Admitted Creditors (as defined as aforesaid) may vote in person at the Meeting or they may appoint another person, whether a creditor of Albatronics or not, as their proxy to attend and vote in their stead. A green form of proxy for use at the Meeting is enclosed with the printed document of which this Notice forms part.

It is requested that forms appointing proxies, completed in accordance with the instructions thereon, be lodged at the office of Arthur Andersen, 21st Floor, Edinburgh Tower, the Landmark, 15 Queen's Road Central, Hong Kong not less than 48 hours before the time appointed for the said Meeting, but if forms are not so lodged they may be handed to the Chairman of the Meeting at the Meeting.

Creditors or proxies wishing to attend the Meeting should arrive in sufficient time before the commencement of the Meeting in order to ensure completion of registration forms.

By the same Order the Court has appointed Mr. John James Toohey or, failing him, Mr David Chung Wai Ng to act as Chairman of the Meeting and has directed the Chairman to report the result thereof to the Court.

The Scheme of Arrangement will be subject to the subsequent approval of the High Court of Hong Kong.



Dated: [____ ____] 2002

                                   SCHEDULE 7

                   COMPOSITION OF THE COMMITTEE OF INSPECTION

            DETAILS OF THE MEMBERS OF THE COMMITTEE OF INSPECTION AND

          THEIR RESPECTIVE APPROXIMATE PERCENTAGE OF PROVING CREDITORS



------------------------------------------------- ----------------------- ----------------------
NAME OF COMMITTEE OF INSPECTION MEMBER              AMOUNT OF ADMITTED     PERCENTAGE TO TOTAL
                                                       CLAIM (HK$)           ADMITTED CLAIMS
------------------------------------------------- ----------------------- ----------------------
Sony Corporation of Hong Kong Limited                  92,950,251.63              21.3%
------------------------------------------------- ----------------------- ----------------------
Sumitomo Mitsui Banking Corporation                   102,985,276.54              23.6%
------------------------------------------------- ----------------------- ----------------------
The Bank of Tokyo-Mitsubishi Limited                   94,361,113.29              21.6%
------------------------------------------------- ----------------------- ----------------------
The Sanwa Bank Limited                                 78,142,295.09              17.9%
------------------------------------------------- ----------------------- ----------------------
                                       Sub-total      368,438,936.55              84.4%
------------------------------------------------- ----------------------- ----------------------
Total Amount of Admitted Claim as at                  436,212,168.80             100.0%
14 November 2001
------------------------------------------------- ----------------------- ----------------------

                                    CONTENTS

CLAUSE                                                                           PAGE

DEFINITIONS AND INTERPRETATION.....................................................2

THE PROPOSALS......................................................................6

     Shareholders' Scheme..........................................................6
     Creditors' Scheme.............................................................6
     Acquisition...................................................................7

CONDITIONS PRECEDENT...............................................................8

COMPLETION.........................................................................9

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY INVESTOR AND THE COMPANY..........10

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY ALBATRONICS.......................11

TERMINATION.......................................................................11

THE INVESTOR AND THE COMPANY'S COSTS AND EXPENSES.................................12

OVERSEAS SHAREHOLDERS AND OVERSEAS ADMITTED CREDITORS.............................12

FRACTIONAL ENTITLEMENTS...........................................................13

STAMP DUTY........................................................................13

ARRANGEMENTS FOR ODD LOT TRADING..................................................13

NOTICES...........................................................................13

RIGHTS AND REMEDIES...............................................................15

MISCELLANEOUS.....................................................................15

     Time of the essence..........................................................15
     Invalidity...................................................................15
     Severability.................................................................15
     Entire Agreement.............................................................15
     Counterparts.................................................................16
     Assignment...................................................................16
     Announcements................................................................16
     Variation....................................................................16

JOINT LIQUIDATORS' LIABILITY......................................................16

GOVERNING LAW AND JURISDICTION....................................................16


                                                                          Page I

SCHEDULE 1........................................................................19

FORM OF DRAFT ACQUISITION AGREEMENT...............................................19

SCHEDULE 2........................................................................20

FORM OF SHAREHOLDERS' SCHEME......................................................20

SCHEDULE 3........................................................................20

FORM OF THE CREDITORS' SCHEME.....................................................20

SCHEDULE 4........................................................................21

PRINCIPAL RIGHTS AND BENEFITS OF PREFERENCE SHARES................................21

SCHEDULE 5........................................................................22

FORM OF NOTICE OF SHAREHOLDERS' COURT MEETING.....................................22

SCHEDULE 6........................................................................23

FORM OF NOTICE OF CREDITORS' COURT MEETING........................................23

SCHEDULE 7........................................................................24

COMPOSITION OF THE COMMITTEE OF INSPECTION........................................24



                                                                         Page II

                                 14 JANUARY 2002




                            NAM TAI ELECTRONICS, INC.



                        J.I.C. TECHNOLOGY COMPANY LIMITED



                     ALBATRONICS (FAR EAST) COMPANY LIMITED
                                (IN LIQUIDATION)



          MESSRS JOHN JAMES TOOHEY and DAVID CHUNG WAI NG AS JOINT AND SEVERAL LIQUIDATORS OF ALBATRONICS (FAR EAST) COMPANY LIMITED

                  ============================================

                             RESTRUCTURING AGREEMENT

                  ============================================






                     [LOGO] FRESHFIELDS BRUCKHAUS DERINGER

                                                  Draft (5):  14th January, 2002

PRIVATE & CONFIDENTIAL

                                    DATED [o]

                            NAM TAI ELECTRONICS, INC.

                                       AND

                        J.I.C. TECHNOLOGY COMPANY LIMITED

                   -------------------------------------------


                                    AGREEMENT

                        RELATING TO THE SALE AND PURCHASE
                      OF THE ENTIRE ISSUED SHARE CAPITAL OF

                          J.I.C. GROUP (B.V.I.) LIMITED

                   -------------------------------------------





                         [JOHNSON STOKES & MASTER LOGO]


                             (JMM/JALB/DSTC/5987602)

                                    CONTENTS

AGREEMENT

                                                                          PAGE
CLAUSE         HEADING

1.             Definitions and Interpretation

2.             Sale and Purchase

3.             Consideration

4.             Condition Precedent

5.             Completion

6.             Warranties

7.             Further Assurance

8.             Miscellaneous

9.             Notices

10.            Costs and Expenses

11.            Time

12.            Governing Law

13.            Process Agent

SCHEDULE

NUMBER         DESCRIPTION                                                 PAGE

1              Target Group Organisational Chart

2              Basic Information Concerning the Subsidiaries

3              The Warranties

4              Rights attached to the Preference Shares

EXECUTION

THIS AGREEMENT  is dated                2002 and is made

BETWEEN:

(1) NAM TAI ELECTRONICS, INC., a company incorporated in the British Virgin Islands, with registration No. 3805 (the "SELLER"); and

(2) J.I.C. TECHNOLOGY COMPANY LIMITED, a company incorporated in the Cayman Islands whose registered office is at Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, Cayman Islands (the "PURCHASER").

BY WHICH IT IS AGREED as follows:-

1.      DEFINITIONS AND INTERPRETATION

1.1     In this Agreement, unless the context requires otherwise:-

        "AUDITED ACCOUNTS" means the audited consolidated financial statements of the Company and its subsidiaries in respect of the last financial year of the Company ended on 31st December, 2001;

        "BUSINESS DAY" means a day (excluding Saturdays and Sundays) on which banks in Hong Kong are open for business;

        "COMPANIES ORDINANCE" means the Companies Ordinance (Chapter 32, as amended, of the Laws of Hong Kong);

        "COMPANY" means J.I.C. Group (B.V.I.) Limited, a wholly owned subsidiary of the Seller;

        "COMPLETION" means completion of the sale and purchase of the Sale Shares and, where the context requires, the performance by the parties of the several obligations contained in Clause 5;

        "CONSIDERATION SHARES" means 130,000,000 Ordinary Shares and 598,420,000 Preference Shares representing about 17.03% and 76.09% respectively of the enlarged Ordinary Share capital of the Purchaser upon completion of the Restructuring Agreement and upon conversion in full of the Preference Shares to Ordinary Shares at the Initial Conversion Rate to be allotted and issued pursuant to Clause 3 of this Agreement;

        "HK$" means Hong Kong dollars;

        "HKSE" means The Stock Exchange of Hong Kong Limited

        "HONG KONG" means Hong Kong Special Administrative Region of the PRC;

        "INITIAL CONVERSION RATE" means the conversion rate of 1.03 Preference Shares to 1 Ordinary Share;

        "LISTING COMMITTEE" means the listing sub-committee of the board of directors of HKSE;

        "LISTING RULES" means the Rules Governing the Listing of Securities on HKSE as amended from time to time;

        "ORDINARY SHARES" means ordinary shares with par value of HK$0.01 each in the share capital of the Purchaser;

        "PARTIES" means the Seller and the Purchaser and "PARTY" means any one of them;

        "PRC" means the People's Republic of China, and for the purposes of this Agreement, excluding Hong Kong, Macau Special Administrative Region of the PRC and Taiwan;

        "PREFERENCE SHARES" means non-voting convertible preference shares of HK$0.01 each in the capital of the Purchaser with the rights set out in
        Schedule 4;

        "RESTRUCTURING AGREEMENT" means the agreement dated [    ] entered
        into between, inter alia, the Seller and the Purchaser for the purpose of implementing the proposals set out in the said agreement;

        "SALE SHARES" means the entire issued share capital of the Company

        "SUBSIDIARIES" means, for the purposes of this Agreement, each of the companies and other corporations and bodies corporate shown in the organisational chart set out in Schedule 1 (with the exception of the Company), further details of which are set out in Schedule 2;

        "TARGET GROUP" means the Company together with the Subsidiaries and references to "TARGET GROUP Company" and to any "MEMBER OF THE TARGET GROUP" shall be construed accordingly;

        "WARRANTIES" means the warranties and undertakings set out in Schedule
        3;

        (a) words and expressions defined in the Companies Ordinance shall bear the same respective meanings when used herein;

        (b) reference to any statute or statutory provision shall include any statute or statutory provision which amends or replaces, or has amended or replaced, it and shall include any subordinate legislation made under the relevant statute or statutory provision;

        (c) a body corporate shall be deemed to be associated with another body corporate if it is a holding company or a subsidiary of that other body corporate or a subsidiary of a holding company of that body corporate;

        (d) references to Clauses, Sub-clauses, Schedules and Exhibits are to Clauses and Sub-clauses of and Schedules and Exhibits to this Agreement;

        (e) references to writing shall include typewriting, printing, lithography, photography, telefax and telex messages and other modes of reproducing words in a legible and non-transitory form; and

        (f) words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporate.

1.2 Headings are for convenience only and shall not affect the construction of this Agreement.

1.3     In construing this Agreement:-

        (i) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and a particular class of acts, matters or things; and

        (ii) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.4 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

2.      SALE AND PURCHASE

        Subject to the terms and conditions of this Agreement, the Seller as legal and beneficial owner shall sell and the Purchaser relying on the Warranties shall purchase with effect from Completion the Sale Shares free from all liens charges encumbrances equities and adverse interests and with all rights now attached thereto including the right to receive all dividends and other distributions declared, made or paid on or after Completion.

3.      CONSIDERATION

3.1 The consideration for the sale of the Sale Shares shall be the Consideration Shares to be allotted and issued to the Seller or as it may direct, credited as fully paid.

3.2 The Ordinary Shares allotted to the Seller shall rank pari passu in all respects with the Ordinary Shares of the Purchaser in issue at Completion, and shall carry the right to receive in full all dividends and other distributions declared, made or paid after Completion.

4.      CONDITION PRECEDENT

4.1 Completion shall be conditional upon the Restructuring Agreement becoming unconditional (other than condition 3.1(a) of the Restructuring Agreement).

4.2 If the Condition in Clause 4.1 is not fulfilled by 30th June, 2002 (or such later date as the Parties may agree), this Agreement (other than Clauses 10, 12 and 13) shall cease to have effect and none of the parties shall have any obligation to each other, save arising from any antecedent breach of this Agreement.

5.      COMPLETION

5.1 Subject to the Condition in Clause 4.1 being completed (or waived by the Parties), completion shall take at [the office of Messrs. Johnson Stokes & Master] when all (but not part only) of the following business shall be transacted:-

        (a) the Seller shall deliver to the Purchaser or procure the delivery to the Purchaser of:-

                (i) duly executed share transfer instruments (in a form complying with all applicable laws) in respect of the Sale Shares in favour of the Purchaser and/or its nominees together with the relative certificates therefor;

                (ii) such other documents as may be required to give good title to the Sale Shares or which may be necessary to enable the Purchaser or its nominees to procure the registration of the same in the name of the Purchaser or its nominees; and

                (iii) evidence of the due authority of any person signing any instrument or document on behalf of the Seller.

        (b) the Seller shall procure a duly convened and held meeting of the board of directors of the Company [and of each other member of the Target Group] is held at which resolutions shall be passed (where appropriate):-

                (i) to approve this Agreement and give effect to all of the transactions contemplated hereunder;

                (ii) to approve (subject to stamping, where necessary) the Purchaser and its nominees for registration as the holders of the Sale Shares; and

                (iii) to deal with and resolve upon such other matters as the Purchaser shall reasonably require for the purposes of giving effect to the provisions of this Agreement.

        (c) at a duly convened and held meeting of the board of directors of the Purchaser the Consideration Shares shall be allotted to the Seller or such persons as it shall direct, credited as fully paid up.

5.2 As soon as practicable following Completion, the Purchaser shall deliver to the Seller share certificate(s) in respect of the Consideration Shares together with a copy of the resolutions of the board of directors of the Purchaser authorising the allotment and issue of the Consideration Shares.

5.3 No Party shall be obliged to complete this Agreement or perform any obligations hereunder unless the other parties comply fully with the requirements of Clause 5.1.

6.      WARRANTIES

6.1 The Seller represents, warrants and undertakes to and with the Purchaser in the terms set out in Schedule 3.

6.2 The Seller accepts that the Purchaser is entering into this Agreement in reliance upon each of the Warranties notwithstanding any investigations which the Purchaser, its agents or advisors may have made and undertakes to indemnify the Purchaser against any costs (including all legal costs on a solicitor and own client basis), expenses or other liabilities which it may incur in connection with:-

        (i) the settlement of any claim that any of the Warranties are untrue or misleading or have been breached;

        (ii) any legal proceedings in which the Purchaser claims that any of the Warranties are untrue or misleading or have been breached and in which judgment is given for the Purchaser; or

        (iii)   the enforcement of any such settlement or judgment.

6.3 Each of the Warranties shall be construed as a separate Warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other terms of this Agreement.

6.4 Any rights to which the Purchaser may be or become entitled by reason of any of the Warranties and all remedies which may be available to the Purchaser in consequence of any of the Warranties being untrue or misleading or breached shall enure for the benefit of any holding company of the Purchaser or any subsidiary of any such holding company which is the beneficial owner for the time being of the Sale Shares and accordingly any loss which is sustained by such beneficial owner for the time being of the Sale Shares in consequence of any of the Warranties being untrue misleading or breached shall be deemed to be that of the Purchaser and the Purchaser may bring proceedings and exercise any other remedy on the footing that he has been the beneficial owner of the Sale Shares at all times from Completion.

6.5 No claim shall be brought by the Purchaser under any of the Warranties unless notice of such claim specifying in reasonable detail the event or default to which the claim relates and the nature of the breach and amount claimed has been received by the Seller not later than the expiry of the period of 1 year following Completion. Any claim in respect of which such notice shall have been given shall be deemed to have been irrevocably withdrawn and lapsed if (not having been previously satisfied settled or withdrawn) proceedings in respect of such claim have not been issued and served on the Seller not later than the expiry of the period of 6 months after the date of such notice.

6.6 The Seller shall only be liable in respect of any one claim under the Warranties if:

        (a) the amount finally adjudicated or agreed as being payable in respect of such individual claim is in excess of HK$50,000; and

        (b) the aggregate amount finally adjudicated or agreed as being payable in respect of all such claims referred to in Clause 6.6
                (a) above is in excess of HK$500,000 in which event, the Seller shall be liable for the whole amount and not merely for the excess.

6.7 The total liability of the Seller for claims made under the Warranties shall not exceed the audited consolidated net tangible assets of the Target Group as shown in the Audited Accounts.

6.8 The Seller shall not be liable under the Warranties to the extent that any depletion, diminution or reduction in the value or amount of any of the assets of the Company or any of the Subsidiaries occurs as a result of or is otherwise attributable to any legislation not in force at the date of this Agreement or any change of law or administrative practice which take effect retroactively or occurs as a result of any increase in the rates of Taxation in force at the date of this Agreement

6.9 Each of the Parties represents and warrants to the other Party that (i) it has the full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder; (ii) all corporate and other actions required to authorise its entering into and execution of this Agreement and its performance of its obligations hereunder have been duly taken; and (iii) this Agreement will, when executed, be a legal, valid and binding agreement on the Party who executed it and enforceable in accordance with the terms thereof.

6.10 The Warranties given by the Seller herein shall be deemed to be repeated immediately prior its Completion as if given or made at such time, with reference to each case to the facts and circumstances then subsisting. The Seller hereby undertakes that it will from time to time and at any time, whether before or after Completion, forthwith disclose in writing to the Purchaser any event, fact or circumstance which may become known to it after the date hereof and which is materially inconsistent with any of the Warranties or which could reasonably be expected to materially affect a purchaser for value of the Sale Shares or which may entitle the Purchaser to make any claim under this Agreement. Any such disclosure shall make specific reference to this Clause 6.10 and shall contain such information as is reasonably required to identify the amount of the claim arising under this Agreement as a result thereof.

6.11 Prior to Completion, if the Seller has made any disclosure to the Purchaser pursuant to Clause 6.10, then the Purchaser shall be entitled:

        (a) to terminate this Agreement (save for Clauses 1, 6.11, 8 to 13 inclusive)); or

        (b) to proceed to Completion (in which case it shall not be entitled to make recovery against the Seller in respect of such disclosed matter).

        If this Agreement is terminated prior to Completion as aforesaid, neither party shall have any claim against the other except for any rights and liabilities of the parties which have accrued prior to such termination.

7.      FURTHER ASSURANCE

        Each of the Parties undertakes to the other Party that it will do all such acts and things and execute all such deeds and documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

8.      MISCELLANEOUS

8.1 Any provision of this Agreement which is capable of being performed after but which has not been performed at or before Completion shall remain in full force and effect notwithstanding Completion.

8.2 This Agreement shall be binding on and enure for the benefit of the successors of each of the parties but subject to Clause 6.4, shall not be assignable.

8.3 Any remedy conferred on any Party for breach of this Agreement (including the breach of any Warranty) shall be in addition and without prejudice to all other rights and remedies available to it and the exercise of or failure to exercise any remedy shall not constitute a waiver by such Party of any of its rights or remedies.

8.4 This Agreement constitutes the whole agreement between the Parties relating to the sale and purchase of the Sale Shares (no Party having relied on any representation made by the other Party which is not a term of this Agreement) and no future variation shall be effective unless made in writing and signed by each of the parties. This clause shall not extend to any fraudulent representation or warranty.

8.5 This Agreement shall supersede all and any previous agreements or arrangements between the parties hereto or any of them relating to the Company or to any other matter referred to in this Agreement and all or any such previous agreements or arrangements (if any) shall cease and determine with effect from the date hereof.

8.6 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

8.7 This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which is an original but, together, they constitute one and the same agreement.

9.      NOTICES

9.1     In Writing and Methods of Delivery

        Every notice or communication under this Agreement must be in writing and may, without prejudice to any other form of delivery, be delivered personally or sent by post or transmitted by fax.

9.2     Authorised Addresses and Numbers

        (a) In the case of posting, the envelope containing the notice or communication must be addressed to the intended recipient at the authorised address of that Party and must be properly stamped or have the proper postage prepaid for delivery by the most expeditious service available (which will be airmail if that service is available) and, in the case of a fax or telex, the transmission must be sent to the intended recipient at the authorised number of that Party.

        (b) Subject to Clause 9.3, the authorised address, fax and telex numbers of each Party, for the purpose of Clause 9, are as follows:-


        Nam Tai Electronics Inc.

        Address:

        c/o Nam Tai Group Management Limited
        15th Floor, China Merchants Tower
        Shun Tak Centre
        168-200 Connaught Road Central
        Hong Kong

        Fax: (852) 2263 1223

        For the attention of  Mr. Koo Ming Kown


        J.I.C. Technology Company Limited

        c/o Nam Tai Group Management Limited
        15th Floor, China Merchants Tower
        Shun Tak Centre
        168-200 Connaught Road Central
        Hong Kong

        Fax: (852) 2263 1223

        For the attention of Mr. Joseph Li

9.3     Notification of Changes

        No change in any of the particulars set out in Clause 9.2(b) will be effective against a Party until it has been notified to that Party.

9.4     Deemed Giving of Notice and Receipt

        A notice or communication will be deemed to have been duly given and received:-

        (a) on personal delivery to any director or the secretary of an addressee or on a business day to a place for the receipt of letters at that addressee's authorised address;

        (b) in the case of posting, where the addressee's authorised address is in the same country as the country of posting, at 10 a.m. (local time at the place where the address is located) on the second business day after the day of posting;

        (c) in the case of posting, where the addressee's authorised address is not in the same country as the country of posting, at 10 a.m. (local time at the place where that address is located) on the fifth business day after the day of posting;

        (d) in the case of a fax, on issue to the sender of an O.K. result confirmation report or, if the day of issue is not a business day, at 10 a.m. (local time where the authorised fax number of the intended recipient is located) on the next business day.

9.5     Business Days

        For the purpose of Clause 9.4, a "BUSINESS DAY" means a day which is not a Saturday or a Sunday or a public holiday in the country of posting or transmission or in the country where the authorised address or fax number of the intended recipient is located and, where a notice is posted, which is not a day when there is a disruption of postal services in either country which prevents collection or delivery.

10.     COSTS AND EXPENSES

10.1 Each Party shall pay its own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Sale Shares and to the preparation and execution and performance of this Agreement.

10.2 The Seller and the Purchaser shall pay all stamp duty or other transfer taxes (if any) on the sale and purchase of the Sale Shares in equal shares.

11.     TIME

        Time shall be of the essence of this Agreement.

12.     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and each Party irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

13.     PROCESS AGENT

        13.1 The service of any process connected with proceedings in the Hong Kong courts and relating to this Agreement will be deemed to have been validly served on the Seller if they are served on the process agent whose name and present address are set out below and service will be deemed to have been acknowledged by the Seller if it is acknowledged by that process agent:-

                [Johnson Stokes & Master
                16th to 19th Floors Prince's Building
                10 Chater Road
                Hong Kong]

        13.2 In the event that the appointment of the process agent as mentioned in Clause 13.1 above ceases to be effective, the Seller shall immediately appoint another person in Hong Kong to accept service of process on their behalf in Hong Kong and to deliver to the Purchaser a copy of a written acceptance of appointment of such agent within seven (7) Business Days.

                                   SCHEDULE 1

                        Target Group Organisational Chart



                                  [FLOW CHART]

                                   SCHEDULE 2

                 BASIC INFORMATION CONCERNING THE SUBSIDIARIES(1)

                       J.I.C. ELECTRONICS COMPANY LIMITED


1.      Registered Number                   :      483085

2.      Former Name                         :      Nil

3.      Date of Incorporation               :      23rd June 1994

4.      Place of Incorporation              :      Hong Kong

5.      Address of Registered Office:       :      15th Floor, China Merchants Tower, Shun Tak Centre, Nos.
                                                   168-200 Connaught Road  Central, Hong Kong

6.      Authorised Share Capital            :      HK$10,000 divided into 10,000 shares of HK$1 each

7.      Issued Share Capital                :      10,000 shares registered as to 9,999 shares in the name of
                                                   J.I.C. Group (B.V.I.) Limited and as to 1 share in the name of J.I.C. Enterprises (Hong Kong) Limited and beneficially owned by J.I.C. Group (B.V.I.) Limited

8.      Directors                           :      Mr. Li Shi Yuen, Joseph
                                                   Mr. Leung Pui Man, Calvin
                                                   Mr. Shinkichi Kaneko
                                                   Mr. Taizo Fujimoto
                                                   Ms. Ng Lai Kwan

9.      Secretary                           :      Ng Lai Kwan

10.     Financial Year End                  :      December 31

11.     Auditors                            :      Deloitte Touche Tohmatsu

(1) Subject to due diligence

                     J.I.C. ENTERPRISES (HONG KONG) LIMITED


1.      Registered Number                   :      121718

2.      Former Name                         :      Nil

3.      Date of Incorporation               :      18th February 1983

4.      Place of Incorporation              :      Hong Kong

5.      Address of Registered Office        :      15th Floor, China Merchants Tower, Shun Tak Centre, Nos.
                                                   168-200 Connaught Road  Central, Hong Kong

6.      Authorised Share Capital            :      HK$500,000 divided into 500,000 shares of HK$1 each

7.      Issued Share Capital                :      500,000 shares registered as to 499,999 shares in the name of J.I.C. Group  (B.V.I.) Limited and as to 1 share in the name of J.I.C. Electronics Company Limited and beneficially owned by J.I.C. Group (B.V.I.) Limited

8.      Directors                                  Mr. Li Shi Yuen, Joseph
                                                   Mr. Chui Kam Wai
                                                   Mr. Seitaro Furukawa
                                                   Mr. Tadao Murakami
                                                   Mr. Toshiaki Ogi

9.      Secretary                           :      Ng Lai Kwan

10.     Financial Year End                  :      December 31

11.     Auditors                            :      Deloitte Touche Tohmatsu


                            JETUP DEVELOPMENT LIMITED


1.      Registered Number                   :      383237

2.      Former Name                         :      Nil

3.      Date of Incorporation               :      6 October, 1992

4.      Place of Incorporation              :      Hong Kong

5.      Address of Registered Office        :      15th Floor, China Merchants Tower, Shun Tak Centre, Nos.
                                                   168-200 Connaught Road  Central, Hong Kong

6.      Authorised Share Capital            :      HK$1,000,000 divided into 1,000,000 shares of HK$1 each

7.      Issued Share Capital                :      1,000,000 shares registered as to 999,999 shares in the
                                                   name of J.I.C. Group (B.V.I.) Limited and as to 1 share in the name of Joseph Shi Yuen Li and beneficially owned by
                                                   J.I.C. Group (B.V.I.) Limited

8.      Directors                           :      Mr. Li Shi Yuen, Joseph
                                                   Mr. Chui Kam Wai
                                                   Mr. Koo Ming Kown
                                                   Mr. Leung Hung Hum
                                                   Mr. Tadao Murakami

9.      Secretary                           :      Ng Lai Kwan

10.     Financial Year End                  :      December 31

11.     Auditors                            :      Deloitte Touche Tohmatsu


                      JIEDA ELECTRONIC (SHENZHEN) CO. LTD.


1.      Registered Number                   :      300850

2.     Former Name                          :       Jiecheng Electronics (Shenzhen) Co., Ltd.

3.      Date of Incorporation               :      14th May 1992

4.      Place of Incorporation              :      PRC

5.      Address of Registered Office        :      47th district, Bao An New City, Bao An Shenzhen, PRC

6.      Registered Capital                  :      HK$10,000,000

7.      Directors                           :      Mr. Li Shi Yuen, Joseph
                                                   Mr. Chui Kam Wai
                                                   Mr. Seitaro Furukawa

8.      Financial Year End                  :      December 31

                     JIEYAO ELECTRONICS (SHENZHEN) CO., LTD


1.      Registered Number                   :      303980

2.     Former Name                          :      Yie Yao Electronics (Shenzhen) Co. Ltd.

3.      Date of Incorporation               :      September 1995

4.      Place of Incorporation              :      PRC

5.      Address of Registered Office        :      71st district, Liu Xian Yi Lu, Bao An New City, Bao An,
                                                        Shenzhen, PRC

6.      Registered Capital                  :      HK$3,000,000

7.      Directors                           :      Mr. Taizo Fujimoto
                                                   Mr. Li Shi Yuen, Joseph
                                                   Mr. Law Chi Yin
                                                   Mr. Shinkichi Kaneko
                                                   Mr. Joseph Ling

8.      Financial Year End                  :      December 31


                      JETUP ELECTRONIC (SHENZHEN) CO., LTD.


1.      Registered Number                   :      301553

2.      Former Name                         :      Nil

3.      Date of Incorporation               :      April 1993

4.      Place of Incorporation              :      PRC

5.      Address of Registered Office        :      47th district, Bao An New City, Bao An Shenzhen, PRC

6.      Registered Capital                  :      HK$131,000,000

7.      Directors                           :      Mr. Li Shi Yuen, Joseph
                                                   Mr. Chui Kam Wai
                                                   Mr. Yuen Lap Kei
                                                   Mr. Chang Yung Chang
                                                   Mr. Seitaro Furukawa

8.      Financial Year End                  :      December 31

                                   SCHEDULE 3

                                 THE WARRANTIES

1.      SALE SHARES

        (A) The Seller is the sole beneficial owner of the Sale Shares and is entitled to sell and transfer the full legal and beneficial ownership of the same to the Purchaser or its nominees.

        (B) The Sale Shares comprise the whole of the issued and allotted share capital of the Company and all of them are fully paid up.

        (C) The Company has no subsidiaries or associated companies (as defined in the Companies Ordinance) and no shareholding or other interest in any company, partnership, firm or other entity, save as specified in the Target Group's organisational chart set out in Schedule 1.

        (D) The entire issued share capital of each Target Group Company (other than that of the Company) is owned by another member of the Target Group, and is held free from all liens, charges, encumbrances, equities and adverse interests.

        (E) There are no warrants to subscribe for, or options to acquire or subscribe for, any share capital of any member of the Target Group.

        (F) No dividend or distribution has been declared or is proposed but not paid by any member of the Target Group (other than a dividend or distribution payable to another member of the Target Group).

2.      COMPLIANCE WITH LEGAL REQUIREMENTS

        (A) Compliance has been made in all material respects with all material legal and procedural requirements and other formalities in connection with the Target Group concerning (a) the Memorandum and Articles of Association, business licence or other constitutional documents of each Target Group Company, (b) the filing of all documents required by the applicable law to be filed with any government authorities or regulatory bodies, (c) issues of shares debentures or other securities, (d) payments of interest and dividends and making of other distributions, and
                (e) their Directors and other officers.

        (B) Each Target Group Company is empowered and duly qualified to carry on its business in Hong Kong and in each other country, state or territory in which such business is presently carried on.

3.      ACCURACY AND ADEQUACY OF INFORMATION

        (A) The information given in the Schedules is true and accurate in all material respects and is not misleading because of any omission or ambiguity or for any other reason.

        (B) The business licence and memorandum and articles of association of each member of the Target Group are current, complete and accurate in all material respects, have attached to them copies of all resolutions and other documents required by law to be so attached, and fully set out the rights and restrictions attaching to each class, if any, of the share or registered capital of the relevant Target Group Company.

        (C) The statutory books (including all registers and minute books) of each member of the Target Group have been properly kept and contain (in respect of matters up to but not including Completion) a record which is accurate and complete in all material respects of the matters which should be dealt with in those books and contain no material inaccuracies or discrepancies and no notice or allegation that any of them is incorrect or should be rectified has been received.

4.      ACCOUNTS

        (A)     The Audited Accounts :-

                (i) comply in all material respects with the requirements of all applicable legislation;

                (ii)    are complete and accurate in all material respects;

                (iii) give a true and fair view of the state of affairs and financial position of the Target Group at the date thereof and of the Target Group's results for the financial period ended on such date; and

                (iv) are not adversely affected by any unusual or non-recurring items which are not disclosed in the Audited Accounts.

        (B) No member of the Target Group has any material outstanding liability for Taxation of any kind which has not been provided for or is not provided for in the Audited Accounts.

        (C) Save as disclosed in the Audited Accounts, each member of the Target Group owns free from encumbrances (other than title retention in respect of goods and materials supplied in the ordinary course of business and liens arising in the ordinary course of business by operation of law) all its assets shown or comprised in the relevant accounts and all such assets are in its possession or under its control and there has been no disposal of such assets (save for the stock in trade disposed of in the ordinary course of business) since the date of relevant accounts.

        (D) No member of the Target Group holds any material security which is material to the Target Group (including any guarantee or indemnity) which insofar as it is aware, is not valid and enforceable by such member against the grantor thereof in accordance with its terms.

        (E) There has been no material adverse change in the financial condition of any member of the Target Group since the financial year end of the Audited Accounts.

5.      INSOLVENCY

        (A) No receiver has been appointed of the whole or any part of the assets or undertaking of any member of the Target Group.

        (B) No petition has been presented, no order has been made and no resolution has been passed for the winding-up or dissolution of any member of the Target Group.

        (C) No member of the Target Group has stopped payment nor is it insolvent or unable to pay its debts within the meaning of section 178 of the Companies Ordinance.

        (D) No unsatisfied judgment is outstanding against any member of the Target Group.

6.      LITIGATION

        No member of the Target Group is engaged (whether as plaintiff, defendant or otherwise) in any litigation or arbitration, administrative or criminal or other proceeding which is of material importance to the Target Group and no litigation or claims of material importance are pending or threatened against any Target Group Company.

7.      TAX RETURNS

        Each member of the Target Group has, in respect of all years of assessment since its incorporation falling before the date of this Agreement, made or caused to be made all proper returns, and has supplied or caused to be supplied all material information regarding taxation matters which it is required to make or supply to any tax, revenue, finance and customs authority and there is, at the date hereof, no dispute or disagreement nor is any contemplated with any such authority regarding the liability or potential liability to any tax or duty (including in each case penalties and interest) or any member of the Target Group or regarding the availability to any member of the Target Group of any relief from tax or duty.

                                   SCHEDULE 4

                    RIGHTS ATTACHED TO THE PREFERENCE SHARES

The rights attaching, and provisions applicable, to the Preference Shares are as follows:

1.      PAYMENT OF DIVIDEND OR DISTRIBUTION

        On any payment of dividend or distribution, the Preference Shares shall rank pari passu with the Ordinary Shares.

2.      RETURN OF CAPITAL

2.1 On a return of capital on liquidation, dissolution, winding up or otherwise (but not upon any conversion of the Preference Shares) (together a "LIQUIDATION") the assets of the Purchaser available for distribution amongst the shareholders of the Purchaser shall be applied, in priority to any payment to the holders of any other class of shares in the capital of the Purchaser, in paying to the holders of the Preference Shares ("PREFERENCE SHAREHOLDERS") HK$0.01 for every Preference Share held.

2.2 If the assets of the Purchaser available for distribution amongst the Preference Shareholders shall not be sufficient to satisfy in full the payment referred to in paragraph 2.1 above in full then all the assets available for distribution shall be applied rateably amongst the Preference Shareholders in proportion to the number of the relevant Preference Shares held by each such holder.

2.3 Provided that the payment referred to in paragraph 2.1 above is made in full, the assets of the Company shall be applied in paying to the holders of Ordinary Shares ("ORDINARY SHAREHOLDERS") the amount of HK$0.01 for every Ordinary Share held.

2.4 Provided that the payments referred to in paragraphs 2.1 and 2.3 above are made in full, the Preference Shares and Ordinary Shares shall rank pari passu in any further distribution of assets.

3.      VOTING RIGHTS

        Preference Shareholders shall be entitled to receive notice of and to attend and speak at all general meetings of the Purchaser but not to vote.

4.      CONVERSION

4.1 Subject as hereinafter provided and without prejudice to any rights with respect to any accrued but unpaid dividends on Preference Shares, each Preference Shareholder shall be entitled at any time and in the manner set out in this Paragraph 4 to convert all or a portion of his/its Preference Shares into fully paid Ordinary Shares (the "CONVERSION RIGHT") at the rate of 1 Ordinary Share for every 1.03 Preference Shares, (subject to adjustment in accordance with Paragraph 4.7 below (the "CONVERSION RATE"). Provided that, for the purposes of ensuring the continued listing of the Purchaser on HKSE after the conversion of the Preference Shares, the Directors may, in their absolute discretion, decline to allot and issue Ordinary Shares if, as a result of the exercise by a Preference Shareholder of his/its Conversion Right, the Ordinary Shares issued upon such conversion together with any Ordinary Shares then in issue would result in the minimum prescribed percentage of Ordinary Shares in "public hands" (as defined in the Listing Rules from time to time) not being satisfied.

4.2 The Conversion Right shall be exercisable by a Preference Shareholder by delivering to the Purchaser the certificate relating to the Preference Shares to be converted ("PREFERENCE SHARE CERTIFICATE") together with a duly completed notice of conversion substantially in the form from time to time prescribed by the board of directors (a "CONVERSION NOTICE") (which notice shall specify a date being not less than [5 Business Days] after the date of the Conversion Notice as the date for the conversion to be effected (the "CONVERSION DATE")) in respect of all or a portion of the Preference Shares held by such Preference Shareholder and delivering the same to the Purchaser or to the agent of the Purchaser appointed for such purpose at any time not less than [5 Business Days] prior to a Conversion Date, together with such other evidence, if any, as the board of directors may reasonably require to prove the title of the person exercising such right and the payment of all taxes and stamp issue and registration duties (if any) arising on conversion in any jurisdiction. A Conversion Notice, once given, may not be withdrawn without the consent in writing of the Purchaser. Subject to the Directors not exercising their discretion in accordance with paragraph 4.1, conversion shall take place on the Conversion Date specified in the Conversion Notice (in the place of delivery). The Preference Share Certificate shall be cancelled on the relevant Conversion Date. In the event that the Preference Share Certificate represents a greater number of Preference Shares than is to be converted, the Purchaser shall, within [3 Business Days] after the relevant Conversion Date issue to the Preference Shareholder a new Preference Share Certificate for the balance of the Preference Shares which are not to be converted.

4.3 Preference Shareholders shall be entitled to be paid any accrued but unpaid dividends in respect of Preference Shares. The Ordinary Shares to which any Preference Shareholder shall become entitled in consequence of exercising his/its right to convert shall carry the right to receive all dividends declared on such Ordinary Shares and other distributions declared made or paid upon the Ordinary Shares in respect of the financial year of the Purchaser in which such shares are allotted and shall rank pari passu in all other respects and form one class with the Ordinary Shares in issue at the relevant Conversion Date and fully paid save that they shall not be entitled to any dividends or other distributions declared, paid or made either in respect of any financial period ended prior to such Conversion Date or by reference to a record date prior to such Conversion Date or to the extent that the Preference Shares so converted shall already have participated in such dividend.

4.4 Within [3 Business Days] after the relevant Conversion Date, the Purchaser shall forward to each holder a definitive certificate for the appropriate number of fully paid Ordinary Shares and, if appropriate, a cheque in respect of any fractional entitlement.

4.5 So long as Preference Shares remain capable of being converted into Ordinary Shares, then if the Purchaser is placed in Liquidation the Purchaser shall forthwith give notice thereof in writing to all Preference Shareholders.

4.6 Fractions of Ordinary Shares arising on conversion of Preference Shares shall not be allotted and in such circumstances the number of Ordinary Shares to be allotted shall be rounded down to the nearest whole number.

4.7 Upon the happening of any of the following events, the Conversion Rate shall be adjusted as follows:

        (a)     Consolidation, subdivision or reclassification

                If and whenever there shall be an alteration to the nominal value of the Ordinary Shares as a result of consolidation, subdivision or reclassification, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately prior to such alteration by the following fraction:

                                        A
                                       ---
                                        B

                where:

                A is the nominal amount of one Ordinary Share immediately after such alteration; and

                B is the nominal amount of one Ordinary Share immediately before such alteration.

                Such adjustment shall become effective on the date the alteration takes effect.

        (b)     Issue of Shares by way of rights

                If and whenever the Purchaser shall issue Ordinary Shares to all or substantially all Ordinary Shareholders as a class by way of rights, or issue or grant to all or, substantially all Ordinary Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Ordinary Shares, in each case at less than the Current Market Price per Ordinary Share on the last dealing day preceding the date of the announcement of the terms of the issue or grant, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately before such issue or grant by the following fraction:

                                            A+B
                                            ---
                                            A+C

                where:

                A is the number of Ordinary Shares in issue immediately before such announcement;

                B is the number of Ordinary Shares which the aggregate amount (if any) payable for the Ordinary Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and the total amount payable for the total number of new Ordinary Shares comprised therein would purchase at such Current Market Price per Ordinary Share; and

                C is the aggregate number of Ordinary Shares issued or, as the case may be, comprised in the grant.

                Such adjustment shall become effective from the commencement of the day following the record date of the issue or grant.

        (c)     Issue of other securities by way of rights

                If and whenever the Purchaser shall issue any securities (other than Ordinary Shares or options, warrants or other rights to subscribe or purchase Ordinary Shares) to all or substantially all Ordinary Shareholders as a class by way of rights or grant to all or substantially all Ordinary Shareholders as a class any options, warrants or other rights to subscribe for or purchase any securities (other than Ordinary Shares or options, warrants or other rights to subscribe or purchase Shares) by way of rights, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately before such issue or grant by the following fraction:

                                             A - B
                                             -----
                                               A

                where:

                A is the Current Market Price of one Ordinary Share on the last dealing day preceding the date on which such issue or grant is publicly announced; and

                B is the fair market value on the date of such announcement, as determined in good faith by an Approved Merchant Bank acting as an expert, of the portion of the rights attributable to one Share.

                Such adjustment shall become effective from the commencement of the day following the record date of the issue or grant.

        (d)     Issue of Shares other than by way of rights

                If and whenever the Purchaser shall issue (otherwise than as mentioned in (d) above) wholly for cash any Ordinary Shares (other than Ordinary Shares issued on the exercise of Conversion Rights or on the exercise of any other rights, if any, of conversion into, or exchange or subscription for, Ordinary Shares) or issue or grant (otherwise than as mentioned in (b) above) wholly for cash options, warrants or other rights to subscribe for or purchase Ordinary Shares in each case at a price per Ordinary Share which is less than the Current Market Price per on the last dealing day preceding the date of announcement of the terms of such issue, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately before such issue by the following fraction:

                                            A+B
                                            ---

                                             C

                where:

                A is the number of Ordinary Shares in issue immediately before the issue of such additional Ordinary Shares;

                B is the number of Ordinary Shares which the aggregate consideration receivable for the issue of such additional Ordinary Shares would purchase at such Current Market Price per Ordinary Share; and

                C is the number of Shares in issue immediately after the issue of such additional Shares.

                References to additional Ordinary Shares in the above formula shall, in the case of an issue by the Purchaser of options, warrants or other rights to subscribe or purchase Shares, mean such Ordinary Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

                Such adjustment shall become effective on the date of issue of such additional Ordinary Shares.

        (e)     Issue of Shares upon conversion or exchange

                Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms of such securities themselves falling within this provision, if and whenever the Purchaser or any of its Subsidiaries (otherwise than as mentioned in (b), (c) and (d) above), or (at the direction or request of or pursuant to any arrangements with the Purchaser or any of its Subsidiaries) any other company, entity or person shall issue wholly for cash any securities which by their terms carry rights of conversion into, or exchange or subscription for, Ordinary Shares to be issued by the Purchaser on conversion, exchange or subscription (or shall grant any such rights in respect of existing securities so issued) or securities which might by their terms be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable by the Purchaser or the relevant Subsidiary on conversion, exchange, subscription or redesignation is less than the Current Market Price per Ordinary Share on the last dealing day preceding the date of announcement of the terms of issue of such securities (or the terms of such grant), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately before such issue by the following fraction:

                                            A+B
                                            ---
                                            A+C

                where:

                A is the number of Ordinary Shares in issue immediately before such issue or grant;

                B is the number of Ordinary Shares which the aggregate consideration receivable by the Purchaser for the Ordinary Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

                C is the maximum number of Ordinary Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

                Such adjustment shall become effective on the date of issue of such securities (or grant of such rights).

        (f)     Modification of rights of conversion or exchange

                If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in (e) above (other than in accordance with the terms applicable to such securities) so that the consideration per Ordinary Share receivable by the Purchaser or the relevant Subsidiary is less than the Current Market Price per Ordinary Share on the last dealing day preceding the date of announcement of the proposals for such modification, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately before such modification by the following fraction:

                                            A+B
                                            ---
                                            A+C

                where:

                A is the number of Ordinary Shares in issue immediately before such modification;

                B is the number of Ordinary Shares which the aggregate consideration receivable by the Purchaser for the Ordinary Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price per Ordinary Share; and

                C is the maximum number of Ordinary Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Approved Merchant Bank acting as an expert, shall consider appropriate (if at all) for any previous adjustment under this provision or (e) above.

                Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

        (g)     Offers for Shares

                If and whenever the Purchaser or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Purchaser or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with an offer pursuant to which the Ordinary Shareholders generally (meaning for these purposes holders of at least 60 per cent. of the Ordinary Shares in issue at the time such offer is made) are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Rate falls to be adjusted under (d) to (g) above), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately before such issue by the following fraction:

                                             A - B
                                             -----
                                               A

                where:

                A is the Current Market Price of one Ordinary Share on the last dealing day preceding the date on which such issue is publicly announced; and

                B is the fair market value on the date of such announcement, as determined in good faith by an Approved Merchant Bank acting as an expert, of the portion of the relevant offer attributable to one Ordinary Share.

                Such adjustment shall become effective on the date of issue of the securities.

        (h)     Other events

                If the Purchaser determines that an adjustment should be made to the Conversion Rate as a result of one or more events or circumstances not referred to in this paragraph 4.7 (even if the relevant event or circumstance is specifically excluded from the operation of all or any of the other relevant sub-paragraphs of this paragraph 4.7) the Purchaser shall, at the Purchaser's expense, appoint an Approved Merchant Bank to determine (acting as an expert) as soon as practicable what adjustment (if any) to the Conversion Rate is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (provided that the adjustment would result in a reduction in the Conversion Rate) shall be made and shall take effect in accordance with such determination. Provided that an adjustment shall only be made pursuant to this sub-paragraph (h) if an Approved Merchant Bank is so requested to make such a determination provided that where the circumstances giving rise to an adjustment pursuant to this paragraph 4.7 have already resulted or will result in an adjustment to the Conversion Rate or where the circumstances giving rise to any adjustment arise by virtue of any other circumstances which have already given or will give rise to an adjustment to the Conversion Rate, such modification (if any) shall be made to the operation of this paragraph 4.7 as may be advised by an Approved Merchant Bank to be in its opinion appropriate to give the intended result.

        (i) For the purpose of any calculation of the consideration receivable pursuant to (d), (e) and (f) above, the following provisions shall apply:

                (i) the aggregate consideration receivable for Ordinary Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Purchaser for any underwriting of the issue or otherwise in connection therewith;

                (ii) (x) the aggregate consideration receivable for the Ordinary Shares to be issued upon the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Purchaser for any such securities and (y) the aggregate consideration receivable for the Ordinary Shares to be issued upon the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Purchaser for such securities which is attributed by the Purchaser to such rights of subscription or, if no part of such consideration is so attributed, the fair market value of such rights of subscription as at the date of the announcement of the terms of issue of such securities (as determined in good faith by an Approved Merchant Bank acting as an expert), plus in the case of each of
                        (x) and (y) above, the additional minimum consideration (if any) to be received by the Purchaser upon the conversion or exchange of such securities, or upon the exercise of such rights of subscription attached thereto (the consideration in all such cases to be determined subject to the proviso in (i)(i)), and (z) the consideration per Ordinary Share receivable by the Purchaser upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (x) or (y) above (as the case may be) converted into HK dollars if such consideration is expressed in a currency other than HK dollars at such rate of exchange as may be determined in good faith by an Approved Merchant Bank acting as an expert to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

        (j) If the Conversion Date in relation to any Preference Shares shall be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraphs (b), (c) and (g), or any such issue as is mentioned in paragraphs (d) and (e) which is made to the Ordinary Shareholders or any of them, but before the date of issue of the Ordinary Shares or other securities (in the case of paragraphs
                (b), (c) and (e)), before the
                date on which the issue or grant is made (in the case of paragraph (b) or (c)) or before securities are acquired in the case of paragraph (g), the Purchaser shall procure that there shall be issued to the converting Preference Shareholder or in accordance with the instructions contained in the Conversion Notice (subject to any applicable exchange control or other regulations) such additional number of Ordinary Shares as, together with the Ordinary Shares issued or to be issued on conversion of the relevant Preference Shares, is equal to the number of Ordinary Shares which would have been required to be issued on conversion of such Preference Shares if the relevant adjustment (more particularly referred to in the said paragraphs) to the Conversion Rate had in fact been made immediately after the relevant record date. Such additional Ordinary Shares will be allotted as at, and within [5 Business Days] after, the relevant Conversion Date or of the date of issue of Ordinary Shares if adjustment results from the issue of Ordinary Shares and certificates for such Ordinary Shares (if the Shares are in certificate form) will be despatched within such period of [5 Business Days].

        (k) No adjustment will be made to the Conversion Rate when Ordinary Shares or other securities (including rights or options) are issued, offered or granted to officers and/or employees of the Purchaser or any Subsidiary of the Purchaser pursuant to any option scheme or similar arrangement for the time being adopted by the Purchaser whereby officers and/or employees of the Purchaser or any subsidiary of the Purchaser are granted the Shares or the right to acquire Ordinary Shares in the capital of the Purchaser.

        (l) Where more than one event which gives or may give rise to an adjustment to the Conversion Rate occurs within such a short period of time that in the opinion of an Approved Merchant Bank the foregoing provisions would need to be operated subject to some modification In order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by an Approved Merchant Bank to be in its opinion appropriate in order to give such intended result.

        (m) If any doubt shall arise as to the appropriate adjustment to the Conversion Rate, a certificate of an Approved Merchant Bank shall be conclusive and binding on all concerned save in the case of manifest or proven error.

        (n) In default of the Purchaser appointing an Approved Merchant Bank when required for the purposes of this clause, a majority of the Preference Shareholders shall be entitled to appoint such a bank (at the expense of the Purchaser).

        For the purpose of this paragraph 4.7:

        "APPROVED MERCHANT BANK" means an independent merchant bank of repute reasonably selected by the Purchaser and approved in writing by a majority of the Preference Shareholders or, failing agreement, nominated at the request of the Purchaser and/or a majority of the Preference Shareholders by the president for the time being of the Hong Kong Law Society.

        "CURRENT MARKET PRICE" means, in respect of an Ordinary Share at a particular date, the average of the daily closing prices (as derived from the Daily Quotation Sheet of HKSE) for one Ordinary Share (being an Ordinary Share carrying full entitlement to dividend) for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if during some part of the said five dealing day period the Ordinary Shares shall have quoted ex-dividend and during some other part of that period the Ordinary Shares shall have been quoted cum-dividend then:

        (i) if the Ordinary Shares to be issued do not rank for the dividend in question, the closing prices on the dates on which the Ordinary Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share; and

        (ii) if the Ordinary Shares to be issued rank for the dividend in question, the closing prices on the dates on which the Ordinary Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

        and provided further that if the Ordinary Shares on each of the said five dealing days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the closing price on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share.

5.      NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS

5.1 No fractions of Ordinary Shares shall be issued upon the conversion of any Preference Shares. Any fractions of Ordinary Shares arising on conversion of Preference Shares shall be dealt with in accordance with paragraph 4.6 of this Schedule 4. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the Preference Shareholder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

5.2 Upon the occurrence of each adjustment of the Conversion Rate pursuant to this Schedule 4, the Purchaser, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each Preference Shareholder a certificate setting out such adjustment and showing in detail the facts upon which such adjustment is based. The Purchaser shall, upon the written request at any time of any Preference Shareholder, furnish or cause to be furnished to such Preference Shareholder a like certificate setting out (a) such adjustment, (b) the Conversion Rate for such series of Preference Shareholders at the time in effect, and (c) the number of Ordinary Shares and the amount, if any, of other property that at the time shall be received upon the conversion of a Preference Share.

6.      NOTICES OF RECORD DATE

        In the event of any taking by the Purchaser of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Purchaser shall mail to each Preference Shareholder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

7.      RESERVATION OF SHARES ISSUABLE UPON CONVERSION

        The Purchaser shall at all times reserve and keep available out of its authorised but unissued Ordinary Share capital, solely for the purpose of effecting the conversion of the Preference Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all the Preference Shares; and if at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all the Preference Shares, in addition to such other remedies as shall be available to the Preference Shareholder concerned, the Purchaser shall take such corporate action as may be necessary to increase its authorised but unissued Ordinary Share capital to such number of Ordinary Shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholders' approval of any necessary amendment to the Memorandum and the Articles.

8.      TRANSFER OF PREFERENCE SHARES

        Any transfer or assignment of the Preference Shares shall be subject to the approval of the board of directors and shall be made not less than 500,000 Preference Shares or, if less, the number of Preference Shares then held by the Preference Shareholders.

EXECUTED by the parties

SIGNED BY                                    )
for and on behalf of                         )
NAM TAI ELECTRONICS, INC.                    )
in the presence of:-                         )
                                             )      --------------------------



Witnessed by

-------------------------------------
Name:
Title:


SIGNED BY                                    )
For and on behalf of                         )
J.I.C. TECHNOLOGY COMPANY LIMITED            )
                                             )
in the presence of:-                         )
                                             )      --------------------------



Witnessed by

-------------------------------------
Name:
Title: